Filed pursuant to Rule 424(b)(5)

Registration No. 333-155794

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01	684,072	(2)	(2)	(2)

(1)	This number includes 684,072 shares of Common Stock issuable pursuant to incentive stock plans of Continental Airlines, Inc. assumed by UAL in connection with the merger (as defined below), including 10,500 shares of Common Stock issuable pursuant to awards granted under the Continental Airlines, Inc. 1997 Stock Incentive Plan, 17,850 shares of Common Stock issuable pursuant to awards granted under the Continental Airlines, Inc. 1998 Stock Incentive Plan, 55,388 shares of Common Stock issuable pursuant to awards granted under the Continental Airlines, Inc. Incentive Plan 2000, 401,881 shares of Common Stock issuable pursuant to awards granted under the Continental Airlines, Inc. 2005 Broad Based Employee Stock Option Plan and 198,453 shares of Common Stock issuable pursuant to awards granted under the Continental Airlines, Inc. 2005 Pilot Supplemental Option Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock which may become issuable under the above-named plans by reason of any share split, share dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	This prospectus supplement covers securities that were originally registered on the Registration Statement on Form S-4 of UAL Corporation (File No. 333-167801) filed with the U.S. Securities and Exchange Commission on June 25, 2010. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 Registration Statement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 1, 2008)

684,072 Shares

UNITED CONTINENTAL HOLDINGS, INC.

Common Stock

This is an offering by United Continental Holdings, Inc. (formerly UAL Corporation, and herein referenced as “UAL” or the “Company”) of up to 684,072 shares of our common stock, par value $0.01 per share (“Common Stock”), that are issuable to certain former employees of our wholly owned subsidiary, Continental Airlines, Inc. (“Continental”), upon the exercise of options granted pursuant to the terms of (a) the Continental Airlines, Inc. 1997 Stock Incentive Plan, (b) the Continental Airlines, Inc. 1998 Stock Incentive Plan, (c) Continental Airlines, Inc. Incentive Plan 2000, (d) the Continental Airlines, Inc. 2005 Broad Based Employee Stock Option Plan and (e) the Continental Airlines, Inc. 2005 Pilot Supplemental Option Plan (collectively, the “Continental Benefit Plans”).

On October 1, 2010, Continental became our wholly owned subsidiary as a result of a merger of our wholly owned subsidiary, JT Merger Sub Inc., with and into Continental (the “merger”). Upon effectiveness of the merger, our name was changed from UAL Corporation to “United Continental Holdings, Inc.” and each outstanding share of Continental Class B common stock (“Continental Common Stock”), par value $0.01 per share, was converted into the right to receive 1.05 shares of UAL’s Common Stock.

At the effective time of the merger, the Continental Benefit Plans were assumed by UAL. All options outstanding under the Continental Benefit Plans at the effective time of the merger, including outstanding options held by former Continental employees, that were not otherwise settled upon the merger were assumed by UAL and converted into options referenced by UAL’s Common Stock subject to the same terms and conditions applicable to the corresponding Continental option, except that the number of shares of Common Stock subject to each such converted option is equal to the product, rounded down to the nearest whole number of shares of Common Stock, of (x) the number of shares of Continental Common Stock subject to the corresponding Continental stock option and (y) 1.05. The exercise price for each converted option is equal to the applicable per share exercise price for the shares of Continental Common Stock underlying such option, divided by 1.05 (rounded up to the nearest whole cent). We will receive the exercise price of stock options granted pursuant to Continental Benefit Plans and held by former Continental employees if and when such options are exercised.

On September 30, 2010, the last reported sale price of the Common Stock on The NASDAQ Global Select Market under the symbol “UAUA” was $23.66. Beginning on October 1, 2010, the Common Stock will be listed on The New York Stock Exchange under the symbol “UAL.”

Investing in the Common Stock involves a high degree of risk. See “Risk factors” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 1, 2010.

Prospectus supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us (which we refer to as a “Company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may be used only where it is legal to sell the Common Stock offered hereby. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related Company free writing prospectus is accurate as of any date other than the date of such document. You should not assume that the information in any document incorporated herein by reference is accurate as of any date other than the date of such incorporated document. Also, you should not assume that there has been no change in the affairs of UAL since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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Presentation of information

These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of this offering of the Common Stock and (2) the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to the Common Stock that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

At varying places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents on the preceding page. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking and thus reflect current expectations and beliefs of UAL, Continental and UAL’s wholly owned subsidiary United Air Lines, Inc. (“United”) with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to hedge cost-effectively against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by our respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United, Continental and/or our

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competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs, our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized, or will not be realized within the expected time period; and other risks and uncertainties, including those set forth in the SEC reports incorporated by reference in the accompanying prospectus or as stated or incorporated by reference in this prospectus supplement under the caption “Risk factors.” Consequently, forward-looking statements should not be regarded as representations or warranties by UAL, United or Continental that such matters will be realized.

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Summary

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as the materials filed with the SEC, that are considered to be part of this prospectus supplement and the accompanying prospectus.

United Continental Holdings, Inc.

UAL is a holding company and its principal wholly owned subsidiaries are United and Continental. We sometimes use the words “we,” “our,” “the Company” and “us” in this prospectus supplement for disclosures that relate to UAL, together with its consolidated subsidiaries. United’s and Continental’s operations consist primarily of the transportation of persons, property and mail throughout the United States and abroad.

United is one of the largest international carriers based in the United States. United, including regional flights operated on United’s behalf under capacity purchase agreements with other carriers, operates approximately 3,400 flights a day to more than 230 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago, Washington, D.C. and Tokyo and has key global air rights in the Asia-Pacific region, Europe and Latin America. United also is a founding member of Star Alliance, which overall offers 21,200 daily flights to 1,172 airports in 181 countries through its 28 member airlines. United’s 46,000 employees reside in every U.S. state and in many countries around the world. Together with its regional partners, United carries approximately 81 million passengers annually.

Continental is the world’s fifth largest airline, as measured by the number of scheduled miles flown by revenue passengers in 2009. Continental, together with its wholly owned subsidiary, Continental Micronesia, Inc., and including regional flights operated on Continental’s behalf under capacity purchase agreements with other carriers, has more than 2,200 daily departures throughout the Americas, Europe and Asia, serving 117 domestic and 127 international destinations. Continental is also a member of Star Alliance, which overall offers 21,200 daily flights to 1,172 airports in 181 countries through its 28 member airlines. With more than 40,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

UAL was incorporated under the laws of the State of Delaware on December 30, 1968. UAL’s corporate headquarters is located at 77 West Wacker Drive, Chicago, Illinois 60601. The mailing address is P.O. Box 66919, Chicago, Illinois 60666 (telephone number (312) 997-8000).

The offering

Issuer	United Continental Holdings, Inc.

Common Stock offered	Up to 684,072 shares of Common Stock from time to time upon exercise of outstanding options held by former Continental employees.

Use of proceeds	We will receive the exercise price of stock options granted pursuant to Continental Benefit Plans and held by former Continental employees if and when such options are exercised. We intend to use any net proceeds received for general corporate purposes.

Dividends	We do not currently pay cash dividends on the Common Stock. See “Dividend policy.”

Risk factors	You should carefully consider the discussion set forth under the heading “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE symbol	“UAL”

Transfer agent and registrar	Computershare Investor Services.

Risk factors

You should carefully consider the risks described below and the risks described under “Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the Common Stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Risks related to the Common Stock

Certain provisions of UAL’s Governance Documents could discourage or delay changes of control or changes to the board of directors of UAL (the “Board”).

Certain provisions of the amended and restated certificate of incorporation and amended and restated bylaws of UAL (together, the “Governance Documents”) may make it difficult for stockholders to change the composition of the Board and may discourage takeover attempts that some of its stockholders may consider beneficial.

Certain provisions of the Governance Documents may have the effect of delaying or preventing changes in control if the Board determines that such changes in control are not in the best interests of UAL and its stockholders.

These provisions of the Governance Documents are not intended to prevent a takeover, but are intended to protect and maximize the value of UAL’s stockholders’ interests. While these provisions have the effect of encouraging persons seeking to acquire control of UAL to negotiate with the Board, they could enable the Board to prevent a transaction that some, or a majority, of its stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.

UAL’s amended and restated certificate of incorporation limits certain transfers of the Common Stock.

To reduce the risk of a potential adverse effect on the Company’s ability to utilize its net operating loss (“NOL”) carryforwards for federal income tax purposes, UAL’s amended and restated certificate of incorporation contains a 5% ownership limitation (the “5% Ownership Limitation”) applicable to stockholders. The 5% Ownership Limitation generally remains effective until February 1, 2014 or such later date as may be approved by the Board. The 5% Ownership Limitation prohibits (i) the acquisition by a single stockholder of shares that results in such stockholder owning 5% or more of the Common Stock of UAL and (ii) any acquisition or disposition of Common Stock by a stockholder that already owns 5% or more of UAL’s Common Stock, unless prior written approval is granted by the Board. The percentage ownership of a single stockholder can generally be computed by dividing the number of shares of Common Stock held by the stockholder by the sum of the shares of Common Stock issued and outstanding plus the number of shares of Common Stock still held in reserve for payment to unsecured creditors under the Debtors’ Second Amended Joint Plan of Reorganization pursuant to Chapter 11 of the U.S. Bankruptcy Code. Trading in the Common Stock or instruments convertible or exchangeable into the Common Stock by a stockholder who owns 5% or more of the Common Stock may be subject to restrictions on transfer. For additional information regarding the 5% Ownership Limitation, please refer to UAL’s amended and restated certificate of incorporation, a form of which was included as an annex to our joint proxy statement/prospectus filed with the SEC on August 18, 2010.

Any transfers of Common Stock that are made in violation of the restrictions set forth above will be void and, pursuant to UAL’s amended and restated certificate of incorporation, will be treated as if such transfer never occurred. This provision may prevent a sale of Common Stock by a stockholder or adversely affect the price at which a stockholder can sell Common Stock and consequently make it more difficult for a stockholder to sell shares of Common Stock. In addition, this limitation may have the effect of delaying or preventing a change in control of UAL, creating a perception that a change in control cannot occur or otherwise discouraging takeover attempts that some stockholders may consider beneficial, which could also adversely affect the prevailing market price of the Common Stock.

The issuance of UAL’s contingent senior unsecured notes could adversely impact results of operations, liquidity and financial position and could cause dilution to the interests of its existing stockholders.

In connection with UAL’s emergence from Chapter 11 bankruptcy protection, UAL is obligated under an indenture to issue to the Pension Benefit Guaranty Corporation (“PBGC”) up to $500 million in principal amount of 8% senior unsecured notes (the “8% Contingent Notes”) under certain circumstances. The 8% Contingent Notes would be issued in up to eight equal tranches of $62.5 million upon the occurrence of certain financial triggering events (with one tranche issued as a result of each triggering event up to eight total tranches). A triggering event occurs when the EBITDAR (as defined in the PBGC indenture) of UAL and its subsidiaries on a consolidated basis (which includes both United and Continental) exceeds $3.5 billion over the prior twelve months ending June 30 or December 31 of any applicable fiscal year. These twelve-month measurement periods began with the fiscal year ending December 31, 2009 and will end with the fiscal year ending December 31, 2017. However, if the issuance of a tranche would cause a default under any other securities then existing, UAL may satisfy its obligations with respect to such tranche by issuing Common Stock having a market value equal to $62.5 million. Each issued tranche will mature 15 years from its respective issuance date, with interest payable in cash in semi-annual installments, and will be callable, at UAL’s option, at any time at par, plus accrued and unpaid interest.

Because Continental’s EBITDAR will be included in this calculation as a result of the merger, the completion of the merger has increased the likelihood that all or a portion of the 8% Contingent Notes will be issued, as well as the likelihood that the timing of any such issues would be accelerated. However, because the issuance of the 8% Contingent Notes is based upon future operating results, we cannot predict the exact number and timing of any such issuances. The issuance of the 8% Contingent Notes could adversely impact UAL’s results of operations because of increased interest expense related to the 8% Contingent Notes and adversely impact its financial position or liquidity due to increased cash required to meet interest and principal payments. Any Common Stock issued in lieu of debt will cause additional dilution to existing UAL stockholders.

The price of the Common Stock may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of the Common Stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of the Common Stock could fluctuate significantly for various reasons which include:

•	changes in the prices or availability of oil or jet fuel;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in our earnings or recommendations by research analysts who track the Common Stock or the stock of other airlines;

•

changes in general conditions in the United States and global economy, financial markets or airline industry, including those resulting from changes in fuel prices or fuel shortages, war, incidents of terrorism or responses to such events;

•	changes in the competitive landscape for the airline industry, including any changes resulting from industry consolidation whether or not involving our company; and

•	the other risks described in these “Risk factors.”

In addition, in recent periods, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of these companies. The price of the Common Stock could fluctuate based upon factors that have little or nothing to do with the Company, and these fluctuations could materially reduce our stock price.

UAL’s Common Stock has a limited trading history and its market price may be volatile.

UAL’s Common Stock began trading on The NASDAQ National Market under the ticker symbol “UAUA” on February 2, 2006, following our emergence from Chapter 11 bankruptcy protection. Beginning on October 1, 2010, the Common Stock will be listed and trade on The New York Stock Exchange under the ticker symbol “UAL.” As a result, the Common Stock has a limited trading history. The market price of the Common Stock may fluctuate substantially due to a variety of factors, many of which are beyond our control.

The price of UAL’s Common Stock may be affected by the availability of shares for sale in the market and upon conversion of convertible securities.

The sale or availability for sale of substantial amounts of the Common Stock could adversely impact its price. UAL’s amended and restated certificate of incorporation authorizes it to issue 1,000,000,000 shares of Common Stock. On September 29, 2010, there were 168,507,722 shares of Common Stock outstanding. On October 1, 2010, approximately 148 million additional shares of Common Stock were issued to former stockholders of Continental in connection with the merger. Accordingly, a substantial number of shares of Common Stock are outstanding and available for sale in the market. In addition, we may be obligated to issue additional shares of Common Stock upon the conversion of outstanding convertible securities or in connection with employee benefit plans.

In the future, we may decide to raise capital through offerings of our Common Stock, securities convertible into or exchangeable for Common Stock, or rights to acquire these securities or Common Stock. The issuance of additional shares of Common Stock or securities convertible into or exchangeable for Common Stock could result in dilution of existing stockholders’ equity interests in UAL. Issuances of substantial amounts of Common Stock, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Common Stock and we cannot predict the effect this dilution may have on the price of Common Stock.

UAL’s amended and restated certificate of incorporation limits voting rights of certain foreign persons.

UAL’s amended and restated certificate of incorporation limits the voting rights of persons holding any of UAL’s equity securities who are not “citizens of the United States,” as defined in Section 40102(a)(15) of Title 49 United States Code, to 24.9% of the aggregate votes of all equity securities outstanding. This restriction is applied pro rata among all holders of equity securities who fail to qualify as “citizens of the United States,” based on the number of votes to which the underlying securities are entitled.

You may not receive dividends on the Common Stock.

Holders of the Common Stock are entitled to receive only such dividends as the Board may declare out of funds legally available for such payments. We have historically not paid cash dividends and have no plans to pay cash dividends on the Common Stock. We are incorporated in Delaware and governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Furthermore, holders of the Common Stock may be subject to the prior dividend rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Finally, under the terms of our amended credit facility, our ability to pay distributions on, or repurchase, the Common Stock is restricted.

Risks related to the combined company following the merger

We may be unable to integrate successfully the businesses of United and Continental and realize the anticipated benefits of the merger.

The merger involves the combination of two companies that previously operated as independent public companies. We will be required to devote significant management attention and resources to integrating the business practices and operations of United and Continental. Potential difficulties we may encounter as part of the integration process include the following:

•	the inability to successfully combine the businesses of United and Continental in a manner that permits us to achieve the full revenue and cost synergies anticipated to result from the merger;

•

complexities associated with managing the combined businesses, including the challenge of integrating complex systems, technology, aircraft fleets, networks and other assets of each of our companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•	integrating the workforces of the two airlines while maintaining focus on providing consistent, high quality customer service; and

•

potential unknown liabilities and unforeseen increased expenses or delays associated with the merger, including one-time cash costs to integrate the two airlines that may exceed the estimated $1.2 billion one-time cash costs that we currently anticipate.

In addition, United and Continental have operated independently. It is possible that the integration process could result in:

•	diversion of the attention of our management; and

•	the disruption of, or the loss of momentum in, our ongoing businesses or inconsistencies in standards, controls, procedures and policies,

any of which could adversely affect our ability to maintain relationships with customers, suppliers, employees and other constituencies or our ability to achieve the anticipated benefits of the merger or could reduce our earnings or otherwise adversely affect our business and financial results.

The need to integrate the United and Continental workforces following the merger and negotiate new labor agreements presents the potential for delay in achieving expected synergies, increased labor costs or labor disputes that could adversely affect our operations.

The successful integration of United and Continental and achievement of the anticipated benefits of the combination depend significantly on integrating United’s and Continental’s employee groups and on maintaining productive employee relations. Failure to do so presents the potential for delays in achieving expected synergies of integration, increased labor costs and labor disputes that could adversely affect our operations. United and Continental are both highly unionized companies. More than 80% of United’s 46,000 employees are organized, and United currently has 11 domestic collective bargaining agreements with six different unions. All of United’s agreements became “amendable” pursuant to the Railway Labor Act (“RLA”) on or about December 31, 2009 or January 7, 2010, and United is currently in negotiations with all of its unions for new agreements. Approximately 60% of Continental’s 41,000 employees are organized, and Continental has five collective bargaining agreements with four different unions. Most of Continental’s agreements became amendable pursuant to the RLA on either December 31, 2008 or December 31, 2009, and Continental is currently in negotiations with three of its unions for new agreements.

The process for integrating labor groups in an airline merger is governed by a combination of the RLA, the McCaskill-Bond Act, and where applicable, the existing provisions of each company’s collective bargaining agreements and union policy. Pending operational integration, it is generally necessary to maintain a “fence” between employee groups, during which time the combined company will keep the employee groups separate and apply the terms of the existing collective bargaining agreements unless other terms have been negotiated.

Under the McCaskill-Bond Act seniority integration must be accomplished in a “fair and equitable” manner consistent with the process set forth in the Allegheny-Mohawk Labor Protective Provisions (“LPPs”). Such process consists first of direct negotiations between the companies and the incumbent unions and second, if integration cannot be achieved through agreement, submitting the seniority integration to binding arbitration by a neutral arbitrator. For employee groups having the same representative at both carriers, such as mechanics and pilots, the McCaskill-Bond Act provides that seniority integration be accomplished pursuant to the union’s internal policies if such policies exist, which can also require arbitration. Employee dissatisfaction with the results of the seniority integration typically leads to litigation, which in some cases can delay implementation.

Under the RLA, the National Mediation Board (“NMB”) has exclusive authority to resolve representation disputes arising out of airline mergers. The disputes that the NMB has authority to resolve include (i) whether the merger has created a “single carrier” for representation purposes; (ii) designation of the appropriate “craft or class”—the RLA term for “bargaining unit”—for bargaining at the combined company on a system wide basis, an issue which typically arises from minor inconsistencies over which positions are included within a particular craft or class at the two companies; and (iii) designation of the representative of each craft or class at the combined company.

In order to fully integrate the pre-merger represented employee groups, the combined company must negotiate a joint collective bargaining agreement covering each combined group. These negotiations can begin immediately where the same union represents employees of both companies within the craft or class in question, but otherwise will likely begin after a single post-merger representative has been certified by the NMB.

Following announcement of the merger, the Air Line Pilots Association, International (“ALPA”), which represents pilots at both carriers, opted to pursue negotiations with us for a joint collective bargaining agreement (“JCBA”) that would govern the combined pilot group. We announced on July 20, 2010 that we have agreed in principle with ALPA on a Transition and Process Agreement that provides a framework for conducting pilot operations of the two groups until the parties reach agreement on a JCBA and the carriers obtain a single operating certificate. Joint negotiations began on August 10, 2010 and are ongoing.

There is a risk that unions or individual employees might pursue judicial or arbitral claims arising out of changes implemented as a result of the merger. There is also a possibility that employees or unions could engage in job actions such as slow-downs, work-to-rule campaigns, sick-outs or other actions designed to disrupt United’s and Continental’s normal operations, whether in opposition to the merger or in an attempt to pressure the companies in collective bargaining negotiations. Although the RLA makes such actions unlawful until the parties have been lawfully released to self-help, and United and Continental can seek injunctive relief against premature self-help, such actions can cause significant harm even if ultimately enjoined. In 2008, United obtained a preliminary injunction preventing United’s pilots from engaging in any actions designed to disrupt United’s normal operations. As a result of an agreement between the parties, the preliminary injunction will remain in place until United and ALPA have negotiated a new collective bargaining agreement.

Our ability to use NOL carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited as a result of the merger, together with certain other possible transactions involving the sale or issuance of Common Stock, or if taxable income does not reach sufficient levels.

As of December 31, 2009, UAL reported federal NOL carryforwards of approximately $9.3 billion and Continental reported federal NOL carryforwards of approximately $3.7 billion, each of which is available to offset future taxable income. Our ability to utilize these NOL carryforwards may be limited to the extent that UAL or Continental undergoes an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).

In general, a corporation that experiences an “ownership change” is subject to limitations on its ability to utilize its pre-ownership change NOL carryforwards to offset future taxable income. An ownership change generally occurs if certain stockholders increase their aggregate percentage ownership of the corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.

The merger is currently expected to have resulted in an ownership change of Continental for purposes of Section 382 of the Code. We have not yet determined whether the merger also resulted in an ownership change of UAL for purposes of Section 382. However, even if the merger did not result in an ownership change of UAL, the merger, together with certain other possible transactions involving the sale or issuance of UAL stock has significantly increased the likelihood that UAL will experience an ownership change in the future.

Section 382 of the Code imposes an annual limitation on the amount of post-ownership change taxable income that may be offset with pre-ownership change NOL carryforwards of the corporation that experiences an ownership change. The limitation imposed by Section 382 for any post-ownership change year generally would be determined by multiplying the value of such corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may under certain circumstances be increased by built-in gains in the assets held by such corporation at the time of the ownership change. Limitations imposed on the ability to use NOL carryforwards to offset future taxable income could cause U.S. federal income taxes to be paid earlier than they otherwise would be paid if such limitations were not in effect and could cause such NOL carryforwards to expire unused, in each case reducing or eliminating the benefit of such NOL carryforwards. Similar rules and limitations may apply for state income tax purposes. Our use of NOL carryforwards arising after the date of an ownership change would not be affected unless we experienced a subsequent ownership change.

Our ability to use our NOL carryforwards will also depend on the amount of taxable income we generate in future periods. The NOL carryforwards may expire before we can generate sufficient taxable income to utilize them in full.

Our future results will suffer if we do not effectively manage our expanded operations resulting from the merger.

As a result of the merger, the size of our business has increased significantly beyond the size of either United’s or Continental’s individual businesses. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that we will be successful or that we will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the merger.

We expect to incur substantial expenses related to the merger and the integration of United and Continental.

We expect to incur substantial expenses in connection with the merger and the integration of United and Continental. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including purchasing, accounting and finance, sales, payroll, pricing, revenue management, reservations, maintenance, flight operations, marketing and benefits. While we have assumed that a certain level of expenses will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings. These integration expenses likely will result in us taking significant charges against earnings, and the amount and timing of such charges are uncertain at present.

As a result of the merger, we may need to launch branding or rebranding initiatives that may involve substantial costs and may not be favorably received by customers.

We plan to retain the “United” name and Continental’s logo and livery in connection with the merger. As a result, we may incur substantial costs in rebranding our products and services in those markets that previously also used the “Continental” name or United’s logo and livery, and we may not be able to achieve or maintain brand name recognition or status under the new combined company brand that is comparable to the recognition and status previously enjoyed by United and Continental separately. The failure of any such rebranding initiative could adversely affect our ability to attract and retain customers, which could cause us not to realize some or all of the benefits contemplated by us to result from the merger.

Use of proceeds

We will receive the exercise price of stock options granted pursuant to Continental Benefit Plans and held by former Continental employees if and when such options are exercised. We will not receive proceeds if the stock options are exercised on a cashless basis. Any net proceeds we receive upon exercise of the stock options will be used for general corporate purposes.

Dividend policy

We do not currently pay cash dividends on shares of the Common Stock. Any future determination regarding dividend or distribution payments will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial conditions, contractual restrictions and other factors deemed relevant by our board of directors.

Description of the Common Stock

The following description of the Common Stock includes a summary of certain provisions of UAL’s amended and restated certificate of incorporation and amended and restated bylaws. This description of the Common Stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of UAL’s restated certificate of incorporation and any applicable certificates of designations, which have been or will be filed with the SEC. See “Description of UAL Capital Stock” in the accompanying prospectus for a summary description of UAL’s preferred stock.

General

UAL is authorized to issue up to 1,000,000,000 shares of Common Stock.

Dividends

The holders of UAL Common Stock will be entitled to receive dividends, if and when declared payable from time to time by the Board.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Common Stock, including any shares of UAL’s preferred stock, have been paid in full that to which they are entitled, the holders of the then outstanding Common Stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.

Voting rights

Each outstanding share of Common Stock will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s Common Stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a plurality of the votes cast on the matter will be required to elect the directors to be elected by the applicable class of capital stock and the affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.

Other

The Common Stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of Common Stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL’s amended and restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the Common Stock. Shares of Common Stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the Board.

The Common Stock is subject to certain limitations on ownership and transfer. See “Certain limitations on ownership and transfer and anti-takeover provisions in UAL’s amended and restated certificate of incorporation and amended and restated bylaws applicable to the Common Stock” below.

The transfer agent and registrar for the Common Stock is Computershare Investor Services.

Certain limitations on ownership and transfer and anti-takeover provisions in UAL’s amended and restated certificate of incorporation and amended and restated bylaws applicable to the Common Stock

Five-percent ownership limitation

UAL’s amended and restated certificate of incorporation provides, subject to certain exceptions therein, that any attempted transfer of UAL’s securities prior to the earliest of (A) February 1, 2014, or such later date as may be approved by the Board, (B) the repeal, amendment or modification of Section 382 of the Code (and any comparable successor provision) (“Section 382”) in such a way as to render the restrictions imposed by Section 382 no longer applicable to UAL, (C) the beginning of a taxable year of UAL in which no Tax Benefits (as defined in the amended and restated certificate of incorporation) are available, and (D) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of UAL, as defined in Section 382, would not be materially less than the NOL carryforward or net unrealized built-in loss of UAL (the “Restriction Release Date”), or any attempted transfer of UAL’s securities pursuant to an agreement entered into prior to the Restriction Release Date, will be prohibited and void ab initio so far as it purports to transfer ownership or rights in respect of such stock to the purported transferee (y) if the transferor is a five-percent shareholder or (z) to the extent that, as a result of such transfer either (1) any person or group of persons shall become a five-percent shareholder or (2) the percentage stock ownership interest in UAL of any five-percent shareholder shall be increased. The amended and restated certificate of incorporation defines the term “five-percent shareholder” as a person or group of persons that is identified as a “5-percent shareholder” of UAL pursuant to Treasury Regulation § 1.382-2T(g).

Foreign ownership limitation

UAL’s amended and restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to no more than 24.9% of the aggregate voting power of the outstanding equity securities. This restriction is applied pro rata among the holders of equity securities who fail to qualify as citizens of the United States.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for the Board to issue preferred stock with super voting, dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.

Requirements for advance notification of stockholder meetings, nominations and proposals

UAL’s amended and restated bylaws provide that special meetings of the stockholders may be called only by (a) both the Chief Executive Officer and the Chairman or (b) the Board, and prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

UAL’s amended and restated bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations for union directors or nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Additionally, vacancies and newly created directorships may be filled by a vote of a majority of the directors then in office, even though less than a quorum. UAL’s amended and restated bylaws allow the Chief Executive Officer or the Chairman, as designated by the Board, or, in their absence or the absence of any such designation, the appointee of the presiding officer of the meeting, to establish rules of procedure for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules of procedure are not followed. These provisions may also deter, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.

Stockholder action by written consent

Pursuant to Section 228 of the Delaware General Corporation Law, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless UAL’s amended and restated certificate of incorporation provides otherwise. UAL’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.

Plan of distribution

Outstanding stock options with respect to shares of Continental Common Stock were granted pursuant to the Continental Benefit Plans to former Continental employees during the course of their employment with Continental. At the effective time of the merger, the Continental Benefit Plans were assumed by UAL. UAL Common Stock (in lieu of Continental Common Stock) will be issued upon exercise of stock options previously granted under the Continental Benefit Plans to former Continental employees. See “Appendix A—Plan Prospectuses”.

Experts

The financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (i) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to changes in accounting for convertible debt and participating securities and (ii) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.united.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offering of all of the securities covered by this prospectus supplement and the accompanying prospectus has been completed. This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

United Continental Holdings, Inc. (formerly UAL Corporation) Filings	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2009
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2010
Quarter ended June 30, 2010
Current Reports on Form 8-K or 8-K/A	Filed on January 12, 2010
(other than the portions not deemed to be filed)	Filed on January 15, 2010
Filed on February 8, 2010
Filed on February 19, 2010
Filed on February 25, 2010
Filed on February 26, 2010
Filed on March 8, 2010
Filed on March 11, 2010
Filed on April 7, 2010
Filed on April 19, 2010
Filed on April 23, 2010
Filed on May 4, 2010
Filed on May 11, 2010
Filed on June 7, 2010
Filed on June 11, 2010
Filed on June 15, 2010
Filed on July 8, 2010
Filed on August 2, 2010
Filed on August 3, 2010
Filed on August 9, 2010
Filed on August 30, 2010
Filed on September 8, 2010
Filed on September 17, 2010
Filed on September 23, 2010

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request copies of such documents if you call or write us at the following address or telephone number: United Continental Holdings, Inc., 77 West Wacker Drive, Chicago, Illinois 60601, (312) 997-8000.

You should rely only upon the information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus supplement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

Appendix A

Plan Prospectuses

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

PROSPECTUS SUPPLEMENT

Continental Airlines, Inc. 1997 Stock Incentive Plan

Continental Airlines, Inc. 1998 Stock Incentive Plan

Continental Airlines, Inc. Incentive Plan 2000

Continental Airlines, Inc. 2005 Broad Based Employee Stock Option Plan

Continental Airlines, Inc. 2005 Pilot Supplemental Option Plan

Continental Airlines, Inc. Incentive Plan 2010

We have filed with the Securities and Exchange Commission a post-effective amendment on Form S-8 to the registration statement on Form S-4 (File No. 333-167801) (the “Registration Statement”) with respect to the offer and sale of United Continental Holdings, Inc. common stock, $0.01 par value per share (“UAL Common Stock”). This prospectus supplement (the “Prospectus Supplement”), the prospectuses associated with each of the Continental Benefit Plans (as defined below), and some of the documents incorporated by reference in the Registration Statement constitute the prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), and covering securities that have been registered under the Securities Act.

This Prospectus Supplement revises and updates certain information found in the prospectuses for the following plans: Continental Airlines, Inc. 1997 Stock Incentive Plan (prospectus dated July 20, 2006), Continental Airlines, Inc. 1998 Stock Incentive Plan (prospectus dated July 20, 2006), Continental Airlines, Inc. Incentive Plan 2000 (prospectus dated July 20, 2006), Continental Airlines, Inc. 2005 Broad Based Employee Stock Option Plan (prospectus dated March 1, 2006), Continental Airlines, Inc. 2005 Pilot Supplemental Option Plan (prospectus dated March 1, 2006), and Continental Airlines, Inc. Incentive Plan 2010 (prospectus dated June 9, 2010) (collectively, the “Continental Benefit Plans”). The date of this Prospectus Supplement is October 1, 2010.

The description of certain provisions of the Continental Benefit Plans contained in this Prospectus Supplement is not complete. Reference should be made to the original prospectuses for each of the Continental Benefit Plans and to the Continental Benefit Plans themselves for a full statement of the provisions of the Continental Benefit Plans. The statements in this Prospectus Supplement are subject to the provisions of the Continental Benefit Plans.

I. The Merger

On May 2, 2010, UAL Corporation, a Delaware corporation, Continental Airlines, Inc., a Delaware corporation (“Continental”) and JT Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of UAL Corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Continental (the “Merger”) on October 1, 2010. As a result of the Merger, Continental became a wholly owned subsidiary of United Continental Holdings, Inc. (formerly UAL Corporation, and herein referenced as “UAL” or the “Company”). At the effective time of the Merger, each outstanding share (other than shares owned by UAL, Continental or Merger Sub) of Class B common stock, par value $0.01 per share, of Continental (“Continental Common Stock”) was converted into the right to receive 1.05 shares of UAL Common Stock, plus cash in lieu of fractional shares.

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In addition, pursuant to the Merger Agreement, at the effective time of the Merger, the Continental Benefit Plans were assumed by UAL. Any award outstanding under the Continental Benefit Plans at the effective time of the Merger that was not otherwise settled at the effective time of the Merger was assumed by UAL and converted into an award referenced by UAL Common Stock subject to the same terms and conditions applicable to the corresponding Continental award, except that the number of shares of UAL Common Stock subject to each such converted award is equal to the product, rounded down to the nearest whole number of shares of UAL Common Stock, of (x) the number of shares of Continental Common Stock subject to the corresponding Continental stock option or in respect of the corresponding Continental restricted shares and (y) 1.05. The exercise price for each converted option is equal to the applicable per share exercise price for the shares of Continental Common Stock underlying such option, divided by 1.05 (rounded up to the nearest whole cent).

II. The Company

As of the closing of the Merger, UAL, instead of Continental, became the issuer of the common stock to be issued pursuant to the awards granted under the Continental Benefit Plans and the Administrator of these plans. All references in the original prospectuses to a committee, the Company, the Administrator, the Board of Directors, or the Chief Executive Officer will now be references to UAL or the UAL counterpart to these groups or individuals. The address of UAL’s executive offices is: 77 W. Wacker Drive Chicago, IL 60601, and their phone number is 312-997-8000.

III. Shares Available Under the Plan; Adjustments

The only Continental Benefit Plan authorized to issue new grants of awards following the Merger is the Continental Airlines, Inc. Incentive Plan 2010 (the “Incentive Plan 2010”). At the effective time of the Merger, the number of shares of Continental Common Stock available for grant under this plan was converted into a number of shares of UAL Common Stock at the same rate outlined above in the description of the Merger. Prior to the Merger, the aggregate number of shares of Continental Common Stock that could have been issued under that plan could not have exceeded 3,750,000 shares. Following the Merger, the aggregate number of shares of UAL Common Stock that may be issued under the Incentive Plan 2010 is 3,937,500. The aggregate maximum number of shares that may be subject to incentive stock options could not have exceeded 3,750,000 shares of Continental Common Stock prior to the Merger and may not exceed 3,937,500 shares of UAL Common Stock following the Merger. The aggregate maximum number of shares that may be subject to stock options and restricted stock awards granted to non-employee directors could not have exceeded 500,000 shares of Continental Common Stock prior to the Merger and may not exceed 525,000 shares of UAL Common Stock following the Merger. The aggregate maximum number of shares of Continental Common Stock that may be issued as restricted stock awards, other stock awards or in settlement of certain other plan awards could not have exceeded 1,000,000 shares prior to the Merger and may not exceed 1,050,000 shares of UAL Common Stock following the Merger. These numbers are subject to adjustment as provided in the Incentive Plan 2010.

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IV. Additional Information

UAL will provide without charge to any person, including any beneficial owner, to whom a copy of this Prospectus Supplement is delivered, upon their written or oral request, a copy of any documents incorporated by reference in the Registration Statement registering any of the shares issued under the Continental Benefit Plans and the prospectuses for each of the Continental Benefit Plans, as well as any other documents required to be delivered to those persons pursuant to Rule 428(b) under the Securities Act. Any request for copies of such documents and/or more information should be directed to either of the following contacts at the Company as follows:

Meredith Lynch	Amy Kerbow Sedano
United Continental Holdings, Inc.	United Continental Holdings, Inc.
77 W. Wacker Drive	1600 Smith Street, 20th Floor, Dept. HQSHR
Chicago, IL 60601	Houston, TX 77002
Phone: (312) 997-8504	Phone: (713) 324-4955
Email: meredith.lynch@united.com	Email: amy.sedano@coair.com

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Prospectus for 1997 Stock Incentive Plan and 1998 Stock Incentive Plan

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

M E M O R A N D U M

July 20, 2006

TO:	Recipients of Awards Under the Continental Airlines, Inc. 1997 Stock Incentive Plan (as amended, the “1997 Plan”) and 1998 Stock Incentive Plan (as amended, the “1998 Plan”) (collectively, the “Plans”)

FROM:	Continental Airlines, Inc. (the “company”)

RE:	Operation of the Plans

We have filed with the Securities and Exchange Commission registration statements on Form S-8 (the “Registration Statements”) with respect to the offer and sale of the company’s Class B common stock, $.01 par value per share (together with certain rights attached thereto) (the “common stock”), pursuant to the Plans. This memorandum and some of the documents incorporated by reference in the Registration Statements constitute the Prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), and covering securities that have been registered under the Securities Act.

The description of certain provisions of the Plans contained in this memorandum is not complete. Reference should be made to the Plans, included as exhibits to the Registration Statements, for a full statement of the Plans’ provisions. The statements in this memorandum are subject to the Plans’ provisions. Capitalized terms not otherwise defined in this memorandum have the meanings given to them in the Plans.

We will provide without charge to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any documents incorporated by reference in the Registration Statements and Prospectus (other than exhibits that are not incorporated by reference into those documents), as well as any other documents required to be delivered to those persons pursuant to Rule 428(b) under the Securities Act. Any request for such information should be directed to the company as follows: by email to amy.sedano@coair.com; by mail to the attention of Equity Programs Administration, 1600 Smith Street, HQSEO, Houston, Texas 77002, and by telephone to phone number (713) 324-4955.

THE COMPANY

Continental Airlines, Inc., a Delaware corporation, is the issuer of the stock to be issued pursuant to the awards granted under the Plans. The address of our executive offices is 1600 Smith Street, HQSEO, Houston, Texas 77002, and our phone number at that address is (713) 324-5000.

THE PLANS

General Nature and Purpose

The Plans became effective, in 1997 and 1998, respectively, upon their adoption by our board of directors, and were approved by stockholders at the company’s annual meetings held in 1997 and 1998, respectively. Effective November 20, 1998, the 1997 Plan was amended to be identical in all

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practical respects, other than effective and termination date and the number of shares covered, to the 1998 Plan. The Plans were further amended by the board of directors on May 15, 2001 and March 12, 2004. The purpose of the Plans is to enable us and our subsidiaries (as defined in the Plans) to attract and retain able persons to serve as directors, or to enter or remain in our employ, and to provide a means whereby the individuals upon whom the responsibilities of the successful administration and management of the company and its subsidiaries rest, and whose present and potential contributions to the welfare of the company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the company and its subsidiaries. A further purpose of the Plans is to provide those individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the company and its subsidiaries.

The Plans provide that we may grant shares of restricted stock or the option to purchase shares of common stock to certain of our employees or members of our board of directors.

The terms applicable to these various types of awards, including those terms that may be established by the administrator when making or administering particular awards, are set forth in detail in the Plans. The administrator may make awards under the 1997 Plan until February 28, 2007 and under the 1998 Plan until April 14, 2008. Each of the Plans will remain in effect until all stock options granted under the respective Plan have been satisfied or expired and all shares of restricted stock granted under the respective Plan have vested or been forfeited.

The Plans are not qualified under section 401(a) of the Code, and are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plans are unfunded, and the rights of a recipient to any award under the Plans are no greater than the rights of an unsecured creditor of the company.

Eligibility

Awards may be granted only to persons who, at the time of grant, are members of the board of directors of the company or employees of the company or one of its subsidiaries. Awards may be granted on more than one occasion to the same person and may consist of any combination of stock options and restricted stock. Currently awards are granted, upon action by the administrator, to employees at company salary grade 46 and above and the equivalent grade levels at our subsidiaries.

Nothing contained in the Plans confers upon any employee any right with respect to continued employment with us or any subsidiary or interferes in any way with our right or that of our subsidiaries to terminate his or her employment at any time. Additionally, nothing in the Plans confers upon any director any right with respect to continuation of membership on the board of directors.

Stock Options

The administrator may grant stock options entitling the recipient to purchase shares of common stock at a price equal to or greater than the Market Value per Share on the date of grant. A stock option is exercisable in whole or in such installments and at such times as determined by the administrator. The option price is payable in full in the manner specified by the administrator. The holder of a stock option is entitled to privileges and rights of a stockholder only with respect to shares of common stock purchased under the option and registered in the holder’s name.

Stock options granted under the Plans may be options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or options that are not intended to so qualify. An incentive stock option will be treated as a non-qualified option to the extent that the aggregate Market Value per Share (determined at the time of grant) of common stock with respect to

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which incentive stock options are first exercisable by an individual during any calendar year under all incentive stock option plans of the company (and its parent and subsidiary corporations) exceeds $100,000. An incentive stock option may only be granted to an individual who is an employee at the time the stock option is granted. No incentive stock option may be granted to an individual if, at the time the stock option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company (or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code), unless (i) at the time the stock option is granted the option price is at least 110% of the Market Value per Share of the common stock subject to the stock option and (ii) such stock option by its terms is not exercisable after the expiration of five years from the date of grant.

Each stock option agreement will specify the effect of termination of employment or board membership, as applicable, on the exercisability of the option. A stock option agreement may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of common stock (plus cash if necessary) having a Market Value per Share equal to the option price. Moreover, a stock option agreement may provide for a “cashless exercise” of the option by establishing procedures satisfactory to the administrator with respect thereto. The terms and conditions of the respective stock option agreements need not be identical.

Stock options may be granted under the Plans in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation or other business combination of the employing corporation with the company or any subsidiary.

Non-Employee Director Stock Options

It is anticipated that each non-employee director will receive on the day of each annual stockholders meeting (and upon his or her first election to the board of directors other than at an annual stockholders meeting) a grant of stock options to purchase 5,000 shares of common stock. Stock options granted to non-employee directors are not intended to qualify as “incentive stock options” within the meaning of section 422 of the Code. It is anticipated that the stock options granted to non-employee directors will have ten-year terms and must be exercised within one year of termination of service on the board for any reason. It is further anticipated that these stock options will become exercisable immediately and that the price per share to be paid by the holder of the stock options will equal the Market Value per Share of common stock on the date the option is granted.

Restricted Stock

A grant of restricted stock constitutes an immediate transfer to the recipient of record and beneficial ownership of the shares of restricted stock in consideration of the performance of services by the recipient (or other consideration determined by the administrator). The recipient is entitled immediately to voting and other ownership rights in the shares, subject to restrictions referred to in the Plans or contained in the related restricted stock agreement. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the Market Value per Share on the date of grant. Each grant may, in the discretion of the administrator, limit the recipient’s dividend rights during the period in which the shares are subject to a substantial risk of forfeiture and restrictions on transfer. The terms and conditions of the respective restricted stock agreements need not be identical.

Restricted stock must be subject, for a period or periods determined by the administrator at the date of grant, to one or more restrictions, including, without limitation, a restriction that constitutes a “substantial risk of forfeiture” within the meaning of section 83 of the Code and applicable interpretive authority thereunder. For example, an award could provide that the restricted stock would be forfeited if

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the recipient ceased to serve the company or its subsidiary as an employee during a specified period. In order to enforce these forfeiture provisions, the transferability of restricted stock during the period or periods during which these restrictions are to continue will be prohibited or restricted in a manner and to the extent prescribed by the administrator at the date of grant. The Plans provide for a shorter period during which the forfeiture provisions are to apply in the event of a Change in Control of the company.

The Human Resources Committee of the board of directors of the company has resolved that all grants of restricted stock under the company’s stock incentive plans (including the Plans) shall vest over at least a three-year period, or over at least a one-year period if vesting is performance-based (or as otherwise provided in the applicable Plan or award agreement, such as upon a Change in Control).

Shares Available under the Plans; Award Limitations; Adjustments

Subject to adjustment as provided in the Plans, the aggregate number of shares of common stock that may be issued under the 1997 Plan may not exceed 2,000,000 shares and under the 1998 Plan may not exceed 5,500,000 shares. Shares will be deemed to have been issued under the Plans only to the extent actually issued and delivered pursuant to a stock option or a grant of restricted stock. To the extent that a stock option or a grant of restricted stock lapses or the rights of the recipient with respect thereto terminate, any shares of common stock then subject to that stock option or grant of restricted stock will again be available for grant under the Plans. The maximum number of shares of common stock that may be subject to stock options granted to any one individual during any calendar year may not exceed 750,000 shares with respect to the 1998 Plan and 200,000 shares with respect to the 1997 Plan, and that may be granted as restricted stock may not exceed 250,000 shares with respect to the 1998 Plan and 100,000 shares with respect to the 1997 Plan (in each case subject to adjustment as provided in the Plans). The limitation on the number of option shares will be applied in a manner that will permit compensation generated in connection with stock options awarded under the Plans by a committee comprised solely of two or more outside directors to constitute “performance based” compensation for purposes of section 162(m) of the Code, including any shares subject to stock options that are canceled or repriced being counted against such maximum number of shares to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder. Subject to the limitations described above, the stock offered pursuant to an award may be authorized but unissued common stock or common stock previously issued and outstanding and reacquired by the company.

The maximum number of shares that may be issued under the Plans and the other limitations described in the preceding paragraph, as well as the number or type of shares or other property subject to outstanding stock options and restricted stock grants and the applicable option or purchase prices per share will be adjusted appropriately in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

Change in Control

As used in the Plans (except as otherwise provided in an applicable agreement evidencing an award), the term “Change in Control” generally means: (a) any person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the company’s outstanding securities; (b) individuals who constituted the board as of March 12, 2004 cease for any reason to constitute at least a majority of the board (unless such individual’s election is approved by a vote of a majority of the incumbent board or such individual was nominated by an Excluded Person); (c) any merger, consolidation or other reorganization or similar transaction in which the company is not the “Controlling Corporation” (as described below); or (d) any sale of all or substantially all of the company’s assets, other than to Excluded Persons.

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For purposes of clause (c) above, the company will generally be considered the “Controlling Corporation” in any merger, consolidation, reorganization or similar transaction unless either (1) the company’s stockholders immediately prior to such transaction (excluding the other party to the transaction and persons acting in concert with such other party) would not, immediately after such transaction, beneficially own securities of the resulting entity that would entitle them to elect a majority of the board of the resulting entity, or (2) those persons constituting the company’s board of directors immediately prior to such transaction would not, immediately after such transaction, constitute a majority of the directors of the resulting entity.

Upon the occurrence of a Change in Control, with respect to each award recipient, (1) all stock options granted to the recipient and then outstanding will immediately vest and become exercisable in full (but subject, in the case of incentive stock options, to certain limitations) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such stock options will terminate and (2) all restrictions applicable to the recipient’s restricted stock will be deemed to have been satisfied and the restricted stock will vest in full.

Provision is made for payment under the Plans (except as otherwise provided in the applicable stock option or restricted stock agreement) of (i) any excise taxes due under section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control plus (ii) any taxes due on the payment of such excise taxes.

A stock option or restricted stock agreement may change the definition of Change in Control or limit its applicability. The holder of a stock option or restricted stock grant should review his or her related award agreement for any such change or limitation.

Transferability

No awards (other than incentive stock options) are transferable by the recipient except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or (iii) with respect to awards of non-qualified stock options, with the consent of the administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution and is exercisable during the recipient’s lifetime only by the recipient or the recipient’s guardian or legal representative.

In the discretion of the administrator, a percentage of the aggregate shares of common stock obtained from exercise of a stock option shall not be transferable prior to the earliest to occur of (x) termination of the relevant option term, (y) the recipient’s retirement, death or disability or (z) termination of the recipient’s employment with the company and its subsidiaries.

Administration and Amendments

The Plans are administered by the Administrator, as defined in the Plans. In connection with its administration of the Plans, the Administrator is authorized to interpret the Plans and related agreements and to make all other determinations necessary or advisable for administering the Plans. The Plans provide that a committee comprised solely of two or more “outside directors” (as defined by section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of “Non-Employee Director” as defined by Rule 16b-3 under the Exchange Act) serves as the Administrator with respect to persons subject to section 16 of the Exchange Act. Until otherwise determined by the board of directors, the Human Resources Committee serves as such committee under the Plans. The Chief Executive Officer of the company comprises a CEO Committee of the board and serves as Administrator with respect to persons not subject to section 16 of the Exchange Act.

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The board in its discretion may terminate the Plans at any time with respect to any shares of common stock for which awards have not yet been granted. The board has the right to alter or amend the Plans or any part thereof from time to time; provided that no change in any award theretofore granted may be made that would impair the rights of the recipient thereof without his or her consent. Without stockholder approval, the board may not amend the Plans to (a) increase the maximum aggregate number of shares that may be issued under the Plans or (b) change the class of individuals eligible to receive awards under the Plans.

United States Federal Income Tax Consequences

The following is a brief summary of certain of the U. S. federal income tax consequences of certain transactions under the Plans based on federal income tax laws in effect on July 1, 2006. This summary applies to the Plans as normally operated and is not intended to provide or supplement tax advice to eligible employees or members of the board of directors. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Recipients

Non-qualified Stock Options.    In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

The total number of shares of common stock subject to stock options granted to any one recipient during any calendar year is limited under the Plans for the purpose of qualifying any compensation realized upon exercise of the options that are granted by a committee comprised solely of two or more outside directors as “performance-based compensation” as defined in section 162(m) of the Code in order to preserve tax deductions by the company with respect to any such compensation in excess of one million dollars paid to “Covered Employees” (i.e., the company’s Chief Executive Officer and the four highest compensated officers of the company or those individuals deemed to be executive officers of the company (other than the Chief Executive Officer) and who are officers of the company on the last day of the year in question). Options granted by the Chief Executive Officer will not qualify as “performance-based compensation” and will be subject to the limitation on deductibility under section 162(m) of the Code; however, it is not anticipated that the Chief Executive Officer would have authority to make grants to Covered Employees.

Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, upon exercise, the difference between the fair market value and the exercise price may be subject to the alternative minimum tax. If shares of common stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

If shares of common stock acquired upon the exercise of incentive stock options are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of

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the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as a capital gain (or loss).

As described above with respect to non-qualified stock options, the Plans have been designed to qualify any ordinary compensation income recognized by optionees with respect to incentive stock options granted by a committee comprised solely of two or more outside directors as “performance-based compensation” as defined in section 162(m) of the Code.

Restricted Stock.    A recipient of restricted stock generally will be subject to tax at ordinary income tax rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject either to a substantial risk of forfeiture or restrictions on transfer for purpose of section 83 of the Code. However, a recipient who so elects under section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends. Awards of restricted stock to Covered Employees will not qualify as “performance-based compensation” and the company will be subject to the limitation on deductibility under section 162(m) of the Code.

Special Rules Applicable to Officers and Directors.    In limited circumstances where the sale of common stock that is received as the result of a grant of an award could subject an officer or director to suit under section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the common stock received so long as the sale of the common stock received could subject the officer or director to suit under section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Subsidiary

Section 162(m) of the Code limits the ability of the company to deduct compensation paid during a fiscal year to a Covered Employee in excess of one million dollars, unless such compensation is based on performance criteria established by a committee comprised solely of two or more outside directors or meets another exception specified in section 162(m) of the Code. Certain awards described above will not qualify as “performance-based compensation” or meet any other exception under section 162(m) of the Code and, therefore, the company’s deductions with respect to such awards will be subject to the limitations imposed by such section. To the extent a recipient recognizes ordinary income in the circumstances described above, the company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of section 280G of the Code and (ii) either the compensation is “performance-based” within the meaning of section 162(m) of the Code or the one million dollar limitation of section 162(m) of the Code is not exceeded or does not apply with respect to the recipient. No deduction will be available to the company or any subsidiary for any amount paid under the Plans with respect to (i) any excise taxes due under section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control and (ii) any taxes due on the payment of such excise taxes.

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Withholding Taxes

The company has the right to, in the manner determined by the administrator, (i) make deductions from any settlement or exercise of an award made under the Plans, including the delivery of shares, or require shares or cash or both be withheld from any award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other actions as may be necessary or appropriate to satisfy any such tax withholding obligations.

Resales by Recipients

This Prospectus does not cover resales of shares received pursuant to the Plans, which may effect persons who are deemed to be affiliates of the company. Persons who are affiliates of the company, as defined in Rule 405 of the Securities Act, may resell shares purchased under the Plans only (i) in accordance with the provisions of Rule 144 of the Securities Act (exclusive of the holding period) or some other exemption from registration under the Securities Act, or (ii) pursuant to an effective registration statement. An affiliate may be deemed to include executive officers, directors and principal stockholders of the company. In order to insure compliance with applicable securities laws, we may cause certificates evidencing shares received pursuant to the Plans to bear a legend regarding such restrictions.

Section 16(b) of the Exchange Act provides, among other things, that officers (as defined), directors and principal stockholders will be liable to the company for profit realized from any purchase and sale (or any sale and purchase) of any equity security of the company within a period of less than six months, regardless of the intention on the part of such person in entering the transaction. In determining ownership of common stock, such person may be required to include shares issuable upon exercise of options or warrants or upon conversion of convertible securities. The term equity security includes rights to acquire common stock upon exercise of warrants or options or upon conversion of convertible securities, or otherwise. Prior to the acquisition or disposition of any equity security of the company (including the acceptance of any stock options), you should consult with your counsel.

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Prospectus for Incentive Plan 2000

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

M E M O R A N D U M

July 20, 2006

TO:	Recipients of Option Awards Under the Continental Airlines, Inc. Incentive Plan 2000 (as amended, the “Plan”)

FROM:	Continental Airlines, Inc. (the “company”)

RE:	Operation of the Plan

We have filed with the Securities and Exchange Commission registration statements on Form S-8 (the “Registration Statements”) with respect to the offer and sale of the company’s Class B common stock, $.01 par value per share (together with certain rights attached thereto) (the “common stock”), pursuant to the Plan. This memorandum and some of the documents incorporated by reference in the Registration Statement constitute the Prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), and covering securities that have been registered under the Securities Act.

The description of certain provisions of the Plan contained in this memorandum is not complete. Reference should be made to the Plan, included as an exhibit to the Registration Statements, for a full statement of the Plan’s provisions. The statements in this memorandum are subject to the Plan’s provisions. Capitalized terms not otherwise defined in this memorandum have the meanings given to them in the Plan.

We will provide without charge to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any documents incorporated by reference in the Registration Statement and Prospectus (other than exhibits that are not incorporated by reference into those documents), as well as any other documents required to be delivered to those persons pursuant to Rule 428(b) under the Securities Act. Any request for such information should be directed to the company as follows: by email to amy.sedano@ coair.com; by mail to the attention of Equity Programs Administration, 1600 Smith Street, HQSEO, Houston, Texas 77002, and by telephone to phone number (713) 324-4955.

THE COMPANY

Continental Airlines, Inc., a Delaware corporation, is the issuer of the stock to be issued pursuant to the awards granted under the Plan. The address of our executive offices is 1600 Smith Street, HQSEO, Houston, Texas 77002, and our phone number at that address is (713) 324-5000.

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THE PLAN

General Nature and Purpose

The Plan became effective on October 4, 1999 upon adoption by the board of directors of the company. The Plan was amended and restated as of March 27, 2000, approved by stockholders at the Company’s 2000 annual meeting and further amended by our board of directors on May 15, 2001, February 20, 2002, March 12, 2004 and February 22, 2006. The 2006 amendment was approved by stockholders at the Company’s 2006 annual meeting. The purpose of the Plan is to enable us and our subsidiaries (as defined in the Plan) to attract and retain able persons to serve as directors, or to enter or remain in our employ, and to provide a means whereby the individuals upon whom the responsibilities of the successful administration and management of the company and its subsidiaries rest, and whose present and potential contributions to the welfare of the company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the company and its subsidiaries. A further purpose of the Plan is to provide those individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the company and its subsidiaries. So that the maximum incentive can be provided, the Plan provides that the company may grant Incentive Stock Options, Non-Qualified Options, Restricted Stock Awards, Performance Awards, Incentive Awards, and Retention Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular person.

The terms applicable to these various types of awards, including those terms that may be established by the administrator when making or administering particular awards, are set forth in detail in the Plan. The administrator may make awards under the Plan until October 3, 2009. The Plan will remain in effect (at least for the purpose of governing outstanding awards) until all stock option awards granted under the Plan have been satisfied or expired, all restrictions imposed upon restricted stock awards granted under the Plan have been eliminated or the restricted stock awards have been forfeited, and all Performance Awards, Incentive Awards and Retention Awards granted under the Plan have been satisfied or have terminated.

The Plan is not qualified under section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is unfunded, and the rights of a recipient to any award under the Plan are no greater than the rights of an unsecured creditor of the company.

Eligibility

Awards may be granted only to persons who, at the time of grant, are members of the board of directors of the company or employees of the company or one of its subsidiaries. Awards may be granted on more than one occasion to the same person, and awards may consist of any combination of Options, Restricted Stock Awards, Performance Awards, Incentive Awards or Retention Awards. Currently awards are granted, upon action by the administrator, to employees at company salary grade 46 and above and the equivalent grade levels at our subsidiaries.

Nothing contained in the Plan confers upon any employee any right with respect to continued employment with us or any subsidiary or interferes in any way with our right or that of our subsidiaries to terminate his or her employment at any time. Additionally, nothing in the Plan confers upon any director any right with respect to continuation of membership on the board of directors.

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Stock Options

The administrator may grant stock options entitling the recipient to purchase shares of common stock at a price equal to or greater than the Market Value per Share on the date of grant. A stock option is exercisable in whole or in such installments and at such times as determined by the administrator. The option price is payable in full in the manner specified by the administrator. The holder of a stock option is entitled to privileges and rights of a stockholder only with respect to shares of common stock purchased under the option and registered in the holder’s name.

Stock options granted under the Plan may be options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or options that are not intended to so qualify. An incentive stock option will be treated as a non-qualified option to the extent that the aggregate Market Value per Share (determined at the time of grant) of common stock with respect to which incentive stock options are first exercisable by an individual during any calendar year under all incentive stock option plans of the company (and its parent and subsidiary corporations) exceeds $100,000. An incentive stock option may only be granted to an individual who is an employee at the time the stock option is granted. No incentive stock option may be granted to an individual if, at the time the stock option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the company (or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code), unless (i) at the time the stock option is granted the option price is at least 110% of the Market Value per Share of the common stock subject to the stock option and (ii) such stock option by its terms is not exercisable after the expiration of five years from the date of grant.

A stock option grant document may provide for the payment of the option price, in whole or in part, by delivery of a number of shares of common stock (plus cash if necessary) having a Market Value per Share equal to such option price. Moreover, a stock option grant document may provide for a “cashless exercise” of the stock option by establishing procedures satisfactory to the administrator with respect thereto. The terms and conditions of the respective stock option grant documents need not be identical.

The administrator (concurrently with the grant of a stock option or subsequent to such grant) may, in its sole discretion, grant stock appreciation rights (“SARs”) to any holder of a stock option. SARs may give the stock option holder the right to surrender any exercisable stock option or portion thereof in exchange for cash, whole shares of common stock, or a combination thereof, as determined by a committee comprised solely of two or more outside directors, with a value equal to the excess of the Market Value per Share, as of the date of such request, of one share of common stock over the option price for such share multiplied by the number of shares covered by the stock option or portion thereof to be surrendered. Any SAR granted in connection with an incentive stock option is exercisable only when the Market Value per Share of the common stock exceeds the price specified in the stock option (or the portion of the stock option to be surrendered). Upon exercise of any SAR granted under the Plan, the number of shares reserved for issuance under the Plan will be reduced only to the extent that shares of common stock are actually issued in connection with the SAR exercise. The administrator may prescribe additional terms and conditions governing any SARs.

Stock options and SARs may be granted under the Plan in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation or other business combination of the employing corporation with the company or any subsidiary.

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Non-Employee Director Stock Options

It is anticipated that each non-employee director will receive on the day of each annual stockholders meeting (and upon his or her first election to the board of directors other than at an annual stockholders meeting) a grant of stock options to purchase 5,000 shares of common stock. Stock options granted to non-employee directors are not intended to qualify as “incentive stock options” within the meaning of section 422 of the Code. It is anticipated that the stock options granted to non-employee directors will have ten-year terms and must be exercised within one year of termination of service on the board for any reason. It is further anticipated that these stock options will become exercisable immediately and that the price per share to be paid by the holder of the stock options will equal the Market Value per Share of common stock on the date the option is granted.

Shares Available under the Plan; Award Limitations; Adjustments

Subject to adjustment as provided in the Plan, the aggregate number of shares of common stock that may be issued under the Plan may not exceed 4,500,000 shares. Shares will be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an award. To the extent that an award lapses, the rights of its holder terminate, or an award is paid in cash or is settled in a manner such that all or some of the shares of common stock covered by the award are not issued to the holder, any shares of common stock then subject to such award will again be available for the grant of an award under the Plan. The maximum number of shares of common stock that (i) may be subject to awards granted to any one individual during any calendar year may not exceed 750,000 shares and (ii) may be granted as restricted stock awards may not exceed 250,000 shares (in each case subject to adjustment as provided in the Plan). The limitation set forth in clause (i) of the preceding sentence will be applied in a manner that will permit compensation generated under the Plan which is intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code to be treated as such “performance-based” compensation. Subject to the limitations described above, the stock offered pursuant to an award may be authorized but unissued common stock or common stock previously issued and outstanding and reacquired by the company.

The maximum number of shares that may be issued under the Plan, the provisions imposing limits on the numbers of shares of common stock covered by awards granted under the Plan, as well as the number or type of shares or other property subject to outstanding awards and the applicable option or purchase prices per share will be adjusted appropriately in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

Change in Control

As used in the Plan (except as otherwise provided in an applicable grant document), the term “Change in Control” generally means: (a) any person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the company’s outstanding securities; (b) individuals who constituted the board as of March 12, 2004 cease for any reason to constitute at least a majority of the board (unless such individual’s election is approved by a vote of a majority of the incumbent board or such individual was nominated by an Excluded Person); (c) any merger, consolidation or other reorganization or similar transaction in which the company is not the “Controlling Corporation” (as described below); or (d) any sale of all or substantially all of the company’s assets, other than to Excluded Persons.

For purposes of clause (c) above, the company will generally be considered the “Controlling Corporation” in any merger, consolidation, reorganization or similar transaction unless either (1) the company’s stockholders immediately prior to such transaction (excluding the other party to the

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transaction and persons acting in concert with such other party) would not, immediately after such transaction, beneficially own securities of the resulting entity that would entitle them to elect a majority of the board of the resulting entity, or (2) those persons constituting the company’s board of directors immediately prior to such transaction would not, immediately after such transaction, constitute a majority of the directors of the resulting entity.

Upon the occurrence of a Change in Control, with respect to each award recipient, (1) all stock options granted to the recipient and then outstanding will immediately vest and become exercisable in full (but subject, in the case of incentive stock options, to certain limitations) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such stock options will terminate and (2) all restrictions applicable to the recipient’s restricted stock will be deemed to have been satisfied and the restricted stock will vest in full.

Provision is made for payment under the Plan (except as otherwise provided in the applicable grant document) of (i) any excise taxes due under section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control plus (ii) any taxes due on the payment of such excise taxes.

A grant document may change the definition of Change in Control or limit its applicability. Each recipient of an award should review his or her grant document for any such change or limitation.

Transferability

No awards (other than incentive stock options) are transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or (iii) with respect to awards of non-qualified stock options, with the consent of the administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution and is exercisable during the recipient’s lifetime only by the recipient or the recipient’s guardian or personal representative.

In the discretion of the administrator, a percentage of the aggregate shares of common stock obtained from exercise of a stock option shall not be transferable prior to the earliest to occur of (x) termination of the relevant option term, (y) the recipient’s retirement, death or disability or (z) termination of the recipient’s employment with the company and its subsidiaries.

Administration and Amendments

The Plan is administered by the Administrator, as defined in the Plan. In connection with its administration of the Plan, the Administrator is authorized to interpret the Plan and related agreements and to make all other determinations necessary or advisable for administering the Plan. The Plan provides that a committee comprised solely of two or more “outside directors” (as defined by section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of “Non-Employee Director” as defined by Rule 16b-3 under the Exchange Act) serves as the Administrator with respect to persons subject to section 16 of the Exchange Act. Until otherwise determined by the board of directors, the Human Resources Committee serves as such committee under the Plan. The Chief Executive Officer of the company comprises a CEO Committee of the board and serves as Administrator with respect to persons not subject to section 16 of the Exchange Act.

The board in its discretion may terminate the Plan at any time with respect to any shares of common stock for which awards have not yet been granted. The board has the right to amend the Plan or any part thereof from time to time, and the administrator may amend any award (and its related grant document) at any time, except as otherwise specifically provided in such grant document. Notwithstanding the foregoing, no change in any award theretofore granted may be made that would

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impair the rights of the recipient thereof without his or her consent. Without stockholder approval, the board may not amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan or (b) change the class of individuals eligible to receive awards under the Plan.

United States Federal Income Tax Consequences

The following is a brief summary of certain of the U. S. federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on July 1, 2006. This summary applies to the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees or members of the board of directors. The summary contains general statements based on current U. S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Recipients

Non-qualified Stock Options.    In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

The total number of shares of common stock subject to awards granted to any one recipient during any calendar year is limited under the Plan for the purpose of qualifying any compensation realized upon exercise of the options that are granted by a committee comprised solely of two or more outside directors as “performance-based compensation” as defined in section 162(m) of the Code in order to preserve tax deductions by the company with respect to any such compensation in excess of one million dollars paid to “Covered Employees” (i.e., the company’s Chief Executive Officer and the four highest compensated officers of the company or those individuals deemed to be executive officers of the company (other than the Chief Executive Officer) and who are officers of the company on the last day of the year in question). Options granted by the Chief Executive Officer will not qualify as “performance-based compensation” and will be subject to the limitation on deductibility under section 162(m) of the Code; however, it is not anticipated that the Chief Executive Officer would have authority to make grants to Covered Employees.

Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, upon exercise, the difference between the fair market value and the exercise price may be subject to the alternative minimum tax. If shares of common stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

If shares of common stock acquired upon the exercise of incentive stock options are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as a capital gain (or loss).

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As described above with respect to non-qualified stock options, the Plan has been designed to qualify any ordinary compensation income recognized by optionees with respect to incentive stock options granted by a committee comprised solely of two ore more outside directors as “performance-based compensation” as defined in section 162(m) of the Code.

Special Rules Applicable to Officers and Directors.    In limited circumstances where the sale of common stock that is received as the result of a grant of an award could subject an officer or director to suit under section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the common stock received so long as the sale of the common stock received could subject the officer or director to suit under section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Subsidiary

Section 162(m) of the Code limits the ability of the company to deduct compensation paid during a fiscal year to a Covered Employee in excess of one million dollars, unless such compensation is based on performance criteria established by a committee comprised solely of two or more outside directors or meets another exception specified in section 162(m) of the Code. Certain awards described above will not qualify as “performance-based compensation” or meet any other exception under section 162(m) of the Code and, therefore, the company’s deductions with respect to such awards will be subject to the limitations imposed by such section. To the extent a recipient recognizes ordinary income in the circumstances described above, the company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of section 280G of the Code and (ii) either the compensation is “performance-based” within the meaning of section 162(m) of the Code or the one million dollar limitation of section 162(m) of the Code is not exceeded or does not apply with respect to the recipient. No deduction will be available to the company or any subsidiary for any amount paid under the Plan with respect to (i) any excise taxes due under section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control and (ii) any taxes due on the payment of such excise taxes.

Withholding Taxes

The company has the right to, in the manner determined by the administrator, (i) make deductions from any settlement or exercise of an award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any award, in each case in an amount sufficient to satisfy withholding of any taxes required by law, or (ii) take such other actions as may be necessary or appropriate to satisfy any such tax withholding obligations.

Resales by Recipients

This Prospectus does not cover resales of shares received pursuant to the Plan, which may effect persons who are deemed to be affiliates of the company. Persons who are affiliates of the company, as defined in Rule 405 of the Securities Act, may resell shares purchased under the Plan only (i) in accordance with the provisions of Rule 144 of the Securities Act (exclusive of the holding period) or some other exemption from registration under the Securities Act, or (ii) pursuant to an effective registration statement. An affiliate may be deemed to include executive officers, directors and principal stockholders of the company. In order to insure compliance with applicable securities laws, we may cause certificates evidencing shares received pursuant to the Plan to bear a legend regarding such restrictions.

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Section 16(b) of the Exchange Act provides, among other things, that officers (as defined), directors and principal stockholders will be liable to the company for profit realized from any purchase and sale (or any sale and purchase) of any equity security of the company within a period of less than six months, regardless of the intention on the part of such person in entering the transaction. In determining ownership of common stock, such person may be required to include shares issuable upon exercise of options or warrants or upon conversion of convertible securities. The term equity security includes rights to acquire common stock upon exercise of warrants or options or upon conversion of convertible securities, or otherwise. Prior to the acquisition or disposition of any equity security of the company (including the acceptance of any stock options), you should consult with your counsel.

8

Prospectus for 2005 Broad Based Employee Stock Option Plan

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

M E M O R A N D U M

March 1, 2006

To:	Recipients of Stock Options Under the Continental Airlines, Inc. 2005 Broad Based Employee Stock Option Plan (the “Plan”)

From:	Continental Airlines, Inc. (the “Company”)

Re:	Operation of the Plan

The Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-8 (the “Registration Statement”) with respect to the offer and sale of the Company’s Class B common stock, $.01 par value per share (the “common stock”) (together with certain rights attached thereto) pursuant to the Plan. This memorandum and some of the documents incorporated by reference in the Registration Statement constitute the Prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), and covering securities that have been registered under the Securities Act.

The description of some of the provisions of the Plan contained in this memorandum is not complete. You should refer to the Plan, included as an exhibit to the Registration Statement, for a full statement of the Plan’s provisions. The statements in this memorandum are subject to the Plan’s provisions. Capitalized terms not otherwise defined in this memorandum have the meanings given to them in the Plan.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person is or has been authorized to give any information or make any representation not contained in this memorandum, and any information or representation not contained in this memorandum must not be relied upon as having been authorized by us. This memorandum does not constitute an offer or a solicitation by us in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this memorandum nor any sale made under this memorandum will under any circumstances create an implication that the information contained in this memorandum is correct as of any time subsequent to the date of this memorandum.

1

THE COMPANY

Continental Airlines, Inc., a Delaware corporation, is the issuer of the common stock to be issued pursuant to the stock options granted under the Plan. The address of our executive offices is 1600 Smith Street, HQSEO, Houston, Texas 77002, and our telephone number at that address is (713) 324-5000.

THE PLAN

General Nature and Purpose

The Plan became effective on March 4, 2005, which is the date upon which the New York Stock Exchange (“NYSE”) accepted our application under Section 312.05 of the NYSE Listed Company Manual. The purpose of the Plan is to recognize the reductions in wages and benefits of employees occurring as part of the cost reduction program that we announced in November 2004, to attract able persons to enter or remain in our employ and the employ of our subsidiaries, and to provide a means whereby the individuals whose present and potential contributions to our welfare and the welfare of our subsidiaries are of importance can acquire stock ownership, thereby strengthening their concern for our welfare and the welfare of our subsidiaries. A further purpose of the Plan is to provide those individuals with incentive and reward opportunities designed to enhance our profitable growth and the profitable growth of our subsidiaries.

The Plan provides that we may grant the option to purchase shares of our common stock to certain of our employees. The terms applicable to the stock options, including those terms that may be established by the Administrator when making or administering particular stock options, are set forth in detail in the Plan. The Administrator may grant stock options under the Plan until 10 years after the Plan was adopted by our board of directors. The Plan will remain in effect until all stock options granted under the Plan have been exercised or expired.

The Plan is not qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is unfunded, and the rights of a Holder to any stock option under the Plan are no greater than the rights of our unsecured creditors.

Eligibility

Stock options may be granted only to a person who, at the time of grant, is an employee, provided that stock options may be granted to international employees only if the Administrator determines in its sole discretion that compliance with applicable foreign laws and regulations would not impose an undue burden on the Company in relation to the benefits received by an international employee in the applicable jurisdiction. The Administrator designates the individuals to whom awards shall be made, the times at which awards will be granted and the number and type of awards to be granted, if any. In making such determinations, the Administrator may take into account the cost savings of the employee and the employee’s workgroup, the workgroup’s share of total wages, salaries and benefits costs, the nature of the services provided by the respective employees, their present and potential contributions to the Company’s success, and such other factors as the Administrator in its discretion deems relevant. Stock options may not be granted to any person who, at the time of grant, is an officer of the company or a subsidiary or a member of our board of directors.

Nothing contained in the Plan confers upon any employee any right with respect to continued employment with us or any subsidiary or interferes in any way with our right or that of our subsidiaries to terminate his or her employment at any time. Neither the Plan nor the receipt of a stock option under

2

the Plan at any time will give the employee any additional right to compensation as a result of the employee’s termination of employment for any reason whatsoever. The grant of stock options under the Plan is not intended to be a part of the salary or wages of any employee.

Stock Options

The Administrator may grant stock options entitling the recipient to purchase shares of our common stock at a price equal to or greater than the Market Value per Share on the date of grant. The Administrator will determine the terms and conditions of each stock option. The terms and conditions of the respective stock options need not be identical.

Payment of the purchase price must be made in cash (or by check acceptable to us) or in nonforfeitable and unrestricted shares of our common stock or by a combination of both. Moreover, at the request of the recipient, and subject to the Administrator’s approval, a stock option may be exercised pursuant to a “cashless exercise” arrangement with a brokerage firm approved by the Administrator.

Stock options granted under the Plan are not intended to qualify as “incentive stock options” within the meaning of section 422 of the Code.

Shares Available under the Plan; Adjustments

Subject to adjustment as provided in the Plan, the aggregate number of shares of common stock that may be issued under the Plan may not exceed 6,670,000 shares. Shares will be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to a stock option. To the extent that a stock option lapses or the rights of the recipient with respect thereto terminate, any shares of common stock then subject to that option will again be available for grant under the Plan. Subject to the limitations described above, the stock offered pursuant to a stock option may be authorized but unissued common stock or common stock previously issued and outstanding and reacquired by us.

The maximum number of shares that may be issued under the Plan, as well as the number or type of shares subject to outstanding stock options and the applicable option prices per share, will be adjusted appropriately by the Committee, as determined in its sole discretion, in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

Transferability; Beneficiary Designation

No stock option under the Plan is transferable by the recipient except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined in ERISA), or (iii) with the consent of the Administrator.

Each recipient will have the right to designate a beneficiary in the event of the recipient’s death or disability. Any designation must be filed with the Company (or, if applicable, the third party service provider designated by the Administrator to perform services for the Company with respect to the Plan) in a time and manner designated by the Administrator in order to be effective. The Plan also provides for default beneficiaries in the event that a recipient does not designate a beneficiary or a beneficiary designation is not effective.

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Administration and Amendments

The Plan is administered by the Administrator, as defined in the Plan. In connection with its administration of the Plan, the Administrator is authorized to interpret the Plan and related agreements and to make all other determinations necessary or advisable for administering the Plan. The Plan provides that the Administrator will be our chief executive officer and our president (or, if either of the chief executive officer or the president is not a member of our board of directors, the Committee), unless the Plan specifies that the Committee will take specific action or the Committee specifies that it will serve as the Administrator. The Committee must be a committee of our board comprised solely of two or more outside directors. Currently, the Committee is the Human Resources Committee of our board of directors unless and until our board designates another committee.

Our board of directors in its discretion may terminate the Plan at any time, except that the Plan must remain in effect at least for the purpose of governing outstanding stock options. The board has the right to amend the Plan or any part thereof from time to time, and the Administrator may amend any stock option at any time (unless the stock option grant document specifically provides otherwise); provided that no change in any stock option granted may be made that would impair the rights of the recipient without his or her consent, and provided further that the board may not amend the Plan to increase the maximum number of shares that may be issued under the Plan or change the class of individuals eligible to receive stock options under the Plan unless the amendment is made in compliance with applicable requirements of the NYSE or such other principal securities market in which our common stock is then traded.

United States Federal Income Tax Consequences

The following is a brief summary of certain of the U. S. federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on March 1, 2006. This summary applies to the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Recipients

Stock Options. In general, since options under the Plan are not incentive stock options: (i) no income will be recognized by an optionee at the time a stock option is granted, (ii) at the time of exercise of the option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the then fair market value of the shares, and (iii) at the time of sale of shares acquired pursuant to the exercise of the option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

Tax Consequences to the Company or Subsidiary

To the extent a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of section 280G of the Code.

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Withholding Taxes

Mandatory Withholding. We have the right to, in the manner determined by the Administrator, (i) make deductions from any settlement or exercise of a stock option made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any stock option, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law or (ii) take other actions as may be necessary or appropriate to satisfy any such tax withholding obligations.

Resales by Recipients

This Prospectus does not cover resales of shares received pursuant to the Plan. Persons who are our affiliates, as defined in Rule 405 of the Securities Act, may resell shares purchased under the Plan only (i) in accordance with the provisions of Rule 144 of the Securities Act (exclusive of the holding period) or some other exemption from registration under the Securities Act or (ii) pursuant to an effective registration statement. An affiliate may be deemed to include our executive officers, directors and principal stockholders. The Company expects that most employees who are eligible to participate in this plan would not be deemed to be affiliates of the Company.

INFORMATION REGARDING THE COMPANY

The SEC allows the Company to “incorporate by reference” the information the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that the Company files later with the SEC will automatically update and supersede this information.

The Company incorporates by reference any documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and until the Company sells all of the securities described in this Prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon their written or oral request, a paper copy of this Prospectus, the Plan and any and all documents incorporated by reference in the Registration Statement and Prospectus (other than exhibits that are not incorporated by reference into such documents), as well as any other documents required to be delivered to such persons pursuant to Rule 428(b) under the Securities Act. Any request for such information should be directed to Employee Stock Options Administration, 1600 Smith Street, Dept. HQSEO, Houston, Texas 77002, or by e-mail to employeestockoptions@coair.com or by telephone (713) 324-5021.

5

Prospectus for 2005 Pilot Supplemental Option Plan

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

M E M O R A N D U M

March 1, 2006

To:	Recipients of Stock Options Under the Continental Airlines, Inc.
2005 Pilot Supplemental Option Plan (the “Plan”)

From:	Continental Airlines, Inc. (the “Company”)

Re:	Operation of the Plan

The Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-8 (the “Registration Statement”) with respect to the offer and sale of the Company’s Class B common stock, $.01 par value per share (the “common stock”) (together with certain rights attached thereto) pursuant to the Plan. This memorandum and some of the documents incorporated by reference in the Registration Statement constitute the Prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), and covering securities that have been registered under the Securities Act.

The description of some of the provisions of the Plan contained in this memorandum is not complete. You should refer to the Plan, included as an exhibit to the Registration Statement, for a full statement of the Plan’s provisions. The statements in this memorandum are subject to the Plan’s provisions. Capitalized terms not otherwise defined in this memorandum have the meanings given to them in the Plan.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person is or has been authorized to give any information or make any representation not contained in this memorandum, and any information or representation not contained in this memorandum must not be relied upon as having been authorized by us. This memorandum does not constitute an offer or a solicitation by us in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this memorandum nor any sale made under this memorandum will under any circumstances create an implication that the information contained in this memorandum is correct as of any time subsequent to the date of this memorandum.

1

THE COMPANY

Continental Airlines, Inc., a Delaware corporation, is the issuer of the common stock to be issued pursuant to the stock options granted under the Plan. The address of our executive offices is 1600 Smith Street, HQSEO, Houston, Texas 77002, and our telephone number at that address is (713) 324-5000.

THE PLAN

General Nature and Purpose

The Plan became effective on March 4, 2005, which is the date upon which the New York Stock Exchange (“NYSE”) accepted our application under Section 312.05 of the NYSE Listed Company Manual. The purpose of the Plan is to recognize the reductions in wages and benefits contained within the tentative agreement (the “TA”) between the Company and the Air Line Pilots Association (“ALPA”) which was negotiated between the Company and ALPA as an element of the Company’s cost reduction program that we announced in November 2004. The Plan will permit the Company to attract able persons to enter or remain in our employ and the employ of our subsidiaries, and to provide a means whereby the individuals whose present and potential contributions to our welfare and the welfare of our subsidiaries are of importance can acquire stock ownership, thereby strengthening their concern for our welfare and the welfare of our subsidiaries. A further purpose of the Plan is to provide those individuals with incentive and reward opportunities designed to enhance our profitable growth and the profitable growth of our subsidiaries.

The Plan provides that we may grant the option to purchase shares of our common stock to certain of our employees. The terms applicable to the stock options, including those terms that may be established by the Administrator when making or administering particular stock options, are set forth in detail in the Plan. The Administrator may grant stock options under the Plan until 10 years after the Plan was adopted by our board of directors. The Plan will remain in effect until all stock options granted under the Plan have been exercised or expired.

The Plan is not qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is unfunded, and the rights of a Holder to any stock option under the Plan are no greater than the rights of our unsecured creditors.

Eligibility

Stock options may be granted only to a person who is on the Continental Pilot System Seniority List as described in the TA on the date of the ratification of the collective bargaining agreement, except that any person who receives stock option awards pursuant to a compensation plan used by the Company for awards to management-level employees is not eligible. Stock options may be granted to international employees (who meet the foregoing conditions) only if the Administrator determines in its sole discretion that compliance with applicable foreign laws and regulations would not impose an undue burden on the Company in relation to the benefits received by an international employee in the applicable jurisdiction. The Administrator designates the individuals to whom awards shall be made, the times at which awards will be granted and the number and type of awards to be granted, if any. In making such determinations, the Administrator will, subject to its legal duties and requirements, utilize recommendations provided by ALPA and such other factors as the Administrator in its discretion deems relevant. Stock options may not be granted to any person who, at the time of grant, is an officer of the company or a subsidiary or a member of our board of directors.

2

Nothing contained in the Plan confers upon any employee any right with respect to continued employment with us or any subsidiary or interferes in any way with our right or that of our subsidiaries to terminate his or her employment at any time. Neither the Plan nor the receipt of a stock option under the Plan at any time will give the employee any additional right to compensation as a result of the employee’s termination of employment for any reason whatsoever. The grant of stock options under the Plan is not intended to be a part of the salary or wages of any employee.

Stock Options

The Administrator may grant stock options entitling the recipient to purchase shares of our common stock at a price equal to or greater than the Market Value per Share on the date of grant. The Administrator will determine the terms and conditions of each stock option. The terms and conditions of the respective stock options need not be identical.

Payment of the purchase price must be made in cash (or by check acceptable to us) or in nonforfeitable and unrestricted shares of our common stock or by a combination of both. Moreover, at the request of the recipient, and subject to the Administrator’s approval, a stock option may be exercised pursuant to a “cashless exercise” arrangement with a brokerage firm approved by the Administrator.

Stock options granted under the Plan are not intended to qualify as “incentive stock options” within the meaning of section 422 of the Code.

Shares Available under the Plan; Adjustments

Subject to adjustment as provided in the Plan, the aggregate number of shares of common stock that may be issued under the Plan may not exceed 3,330,000 shares. Shares will be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to a stock option. To the extent that a stock option lapses or the rights of the recipient with respect thereto terminate, any shares of common stock then subject to that option will again be available for grant under the Plan. Subject to the limitations described above, the stock offered pursuant to a stock option may be authorized but unissued common stock or common stock previously issued and outstanding and reacquired by us.

The maximum number of shares that may be issued under the Plan, as well as the number or type of shares subject to outstanding stock options and the applicable option prices per share, will be adjusted appropriately by the Committee, as determined in its sole discretion, in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

Transferability; Beneficiary Designation

No stock option under the Plan is transferable by the recipient except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined in ERISA), or (iii) with the consent of the Administrator.

Each recipient will have the right to designate a beneficiary in the event of the recipient’s death or disability. Any designation must be filed with the Company (or, if applicable, the third party service provider designated by the Administrator to perform services for the Company with respect to the Plan) in a time and manner designated by the Administrator in order to be effective. The Plan also provides for default beneficiaries in the event that a recipient does not designate a beneficiary or a beneficiary designation is not effective.

3

Administration and Amendments

The Plan is administered by the Administrator, as defined in the Plan. In connection with its administration of the Plan, the Administrator is authorized to interpret the Plan and related agreements and to make all other determinations necessary or advisable for administering the Plan. The Plan provides that the Administrator will be our chief executive officer and our president (or, if either of the chief executive officer or the president is not a member of our board of directors, the Committee), unless the Plan specifies that the Committee will take specific action or the Committee specifies that it will serve as the Administrator. The Committee must be a committee of our board comprised solely of two or more outside directors. Currently, the Committee is the Human Resources Committee of our board of directors unless and until our board designates another committee.

Our board of directors in its discretion may terminate the Plan at any time, except that the Plan must remain in effect at least for the purpose of governing outstanding stock options. The board has the right to amend the Plan or any part thereof from time to time, and the Administrator may amend any stock option at any time (unless the stock option grant document specifically provides otherwise); provided that no change in any stock option granted may be made that would impair the rights of the recipient without his or her consent, and provided further that the board may not amend the Plan to increase the maximum number of shares that may be issued under the Plan or change the class of individuals eligible to receive stock options under the Plan unless the amendment is made in compliance with applicable requirements of the NYSE or such other principal securities market in which our common stock is then traded.

United States Federal Income Tax Consequences

The following is a brief summary of certain of the U. S. federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on March 1, 2006. This summary applies to the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Tax Consequences to Recipients

Stock Options. In general, since options under the Plan are not incentive stock options: (i) no income will be recognized by an optionee at the time a stock option is granted, (ii) at the time of exercise of the option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the then fair market value of the shares, and (iii) at the time of sale of shares acquired pursuant to the exercise of the option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

Tax Consequences to the Company or Subsidiary

To the extent a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of section 280G of the Code.

4

Withholding Taxes

Mandatory Withholding. We have the right to, in the manner determined by the Administrator, (i) make deductions from any settlement or exercise of a stock option made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any stock option, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law or (ii) take other actions as may be necessary or appropriate to satisfy any such tax withholding obligations.

Resales by Recipients

This Prospectus does not cover resales of shares received pursuant to the Plan. Persons who are our affiliates, as defined in Rule 405 of the Securities Act, may resell shares purchased under the Plan only (i) in accordance with the provisions of Rule 144 of the Securities Act (exclusive of the holding period) or some other exemption from registration under the Securities Act or (ii) pursuant to an effective registration statement. An affiliate may be deemed to include our executive officers, directors and principal stockholders. The Company expects that most employees who are eligible to participate in this plan would not be deemed to be affiliates of the Company.

INFORMATION REGARDING THE COMPANY

The SEC allows the Company to “incorporate by reference” the information the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that the Company files later with the SEC will automatically update and supersede this information.

The Company incorporates by reference any documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and until the Company sells all of the securities described in this Prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon their written or oral request, a paper copy of this Prospectus, the Plan and any and all documents incorporated by reference in the Registration Statement and Prospectus (other than exhibits that are not incorporated by reference into such documents), as well as any other documents required to be delivered to such persons pursuant to Rule 428(b) under the Securities Act. Any request for such information should be directed to Employee Stock Options Administration, 1600 Smith Street, Dept. HQSEO, Houston, Texas 77002, or by e-mail to employeestockoptions@coair.com or by telephone (713) 324-5021.

5

PROSPECTUS

UAL Corporation

Common Stock

Debt Securities

Depositary Shares

Guarantees of Debt Securities

Preferred Stock

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

Warrants

United Air Lines, Inc.

Debt Securities

Guarantees of Debt Securities

The securities covered by this prospectus may be sold by UAL Corporation (“UAL”) and United Air Lines, Inc. (“United”), a wholly-owned subsidiary of UAL, from time to time, together or separately. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

UAL’s common stock is traded on The Nasdaq Global Select Market under the symbol “UAUA.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 27. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus Dated December 1, 2008.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

UAL is a holding company whose principal, wholly-owned subsidiary is United. In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to UAL and its subsidiaries, including United. The shares of common stock of UAL are publicly traded on The Nasdaq Global Market under the symbol “UAUA”. Our principal executive offices are located at 77 West Wacker Drive, Chicago, Illinois 60601, telephone (312) 997-8000.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, UAL and United may offer, issue and sell securities as set forth on the cover page of this prospectus. Because UAL is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” UAL may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, UAL is able to add its subsidiaries and securities to be issued by them if UAL guarantees such securities. United may guarantee any debt securities that UAL issues under this prospectus.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

UAL CORPORATION AND UNITED AIR LINES, INC.

UAL Corporation is a holding company and its principal, wholly-owned subsidiary is United Air Lines, Inc. United’s operations consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad. United provides these services through full-sized jet aircraft (which we refer to as its “Mainline” operations), as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world. United offers nearly 3,000 flights a day to more than 200 destinations through its Mainline and United Express services, based on its flight schedule from October 2008 to October 2009. United offers nearly 1,300 average daily Mainline (including TedSM) departures to more than 120 destinations in 27 countries and two U.S. territories. United provides regional service, connecting primarily via United’s domestic hubs, through marketing relationships with United Express carriers, which provide more than 1,700 average daily departures to more than 150 destinations. United serves virtually every major market around the world, either directly or through its participation in the Star Alliance®, the world’s largest airline network.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•

the risks described in UAL’s and United’s Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects”, “will”, “plans”, “anticipates”, “indicates”, “believes”, “forecast”, “guidance”, “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements that identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

UAL’s and United’s actual results could differ materially from these forward-looking statements due to numerous factors, including, without limitation, the following: our ability to comply with the terms of our Amended Credit Facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to realize benefits from our resource optimization efforts and cost reduction initiatives; our ability to utilize our net operating losses; our ability to attract, motivate and/or retain key employees; our ability to attract and retain customers; demand for transportation in the markets in which we operate; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); our ability to maintain satisfactory labor relations; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those stated in the Securities and Exchange Commission reports incorporated in this prospectus by reference or as stated in the prospectus supplement or incorporated by reference therein under “Risk Factors”. Consequently, the forward-looking statements should not be regarded as representations or warranties by UAL or United that such matters will be realized.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, possible future repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges and UAL’s consolidated ratio of earnings to fixed charges and preferred stock dividend requirements for the periods indicated:

	Successor				Predecessor
	Nine Months Ended September 30, 2008		2007	Period from February 1 to December 31, 2006	Period from January 1 to January 31, 2006	2005	2004	2003
Ratio of earnings to fixed charges	(a	)	1.76	1.03	363.65(b)	(a)	(a)	(a)
Ratio of earnings to fixed charges and preferred stock dividend requirements	(a	)	1.73	1.01	357.97(b)	(a)	(a)	(a)

(a)	Earnings were inadequate to cover both fixed charges and fixed charges and preferred dividend requirements by $4.1 billion for the nine months ended September 30, 2008, $21.2 billion in 2005, $1.7 billion in 2004 and $2.8 billion in 2003.
(b)	Earnings used to compute the ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividend requirements for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.9 billion.

The following table sets forth United’s consolidated ratio of earnings to fixed charges and United’s consolidated ratio of earnings to fixed charges and preferred stock dividend requirements for the periods indicated:

	Successor				Predecessor
	Nine Months Ended September 30, 2008		2007	Period from February 1 to December 31, 2006	Period from January 1 to January 31, 2006		2005	2004	2003
Ratio of earnings to fixed charges	(a	)	1.76	1.05	354.45	(b)	(a)	(a)	(a)
Ratio of earnings to fixed charges and preferred stock dividend requirements	(a	)	1.72	1.03		(c)	(c)	(c)	(c)

(a)	Earnings were inadequate to cover both fixed charges and fixed charges and preferred dividend requirements by $4.1 billion for the nine months ended September 30, 2008, and to cover fixed charges by $21.0 billion in 2005, $1.7 billion in 2004 and $2.8 billion in 2003.
(b)	Earnings used to compute the ratio of earnings to fixed charges for the period from January 1 to January 31, 2006, included net bankruptcy reorganization income of approximately $22.7 billion.
(c)	Preferred dividend requirements were nonexistent as push down accounting was not applied prior to the adoption of fresh-start reporting.

In connection with our emergence from Chapter 11 bankruptcy protection, we adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7 “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” and in conformity with accounting principles generally accepted in the U.S. “Successor” refers to United or UAL, as applicable, on or after February 1, 2006, after giving effect to the adoption of fresh-start reporting. “Predecessor” refers to United or UAL, as applicable, prior to February 1, 2006.

“Earnings” were calculated by adding to income from continuing operations the provision for taxes on income, amortization of capitalized interest, fixed charges (see below), and the distributed income of less than 50% owned entities, and have been decreased by the earnings of entities less than 50% owned. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt expense, and an amount representative of the interest factor in rentals.

DESCRIPTION OF UAL CAPITAL STOCK

The following description of UAL’s capital stock includes a summary of certain provisions of UAL’s restated certificate of incorporation and amended and restated bylaws. The following description of the terms of the preferred stock UAL may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of UAL’s capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of UAL’s restated certificate of incorporation and any applicable certificates of designations, which have been or will be filed with the SEC.

General

UAL is authorized to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share. UAL is also authorized to issue 250,000,000 shares of Preferred Stock, without par value (“Serial Preferred Stock”), one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share and one share of Class IAM Junior Preferred Stock, par value $0.01 per share.

Common Stock

Dividends

The holders of UAL common stock will be entitled to receive dividends, if and when declared payable from time to time by the UAL board of directors.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the common stock, including any shares of UAL’s Serial Preferred Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock, have been paid in full that to which they are entitled, the holders of the then outstanding common stock will be entitled to receive, pro rata, the remaining assets of UAL available for distribution to its stockholders.

Voting Rights

Each outstanding share of common stock of UAL will entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders. At meetings of stockholders, holders of UAL’s common stock vote together as a single class with holders of UAL’s Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock on all matters except the election of directors. The affirmative vote of holders of shares of UAL’s capital stock representing a plurality of the votes cast on the matter will be required to elect the directors to be elected by the applicable class of capital stock and the affirmative vote of holders of shares of UAL’s capital stock representing a majority of the votes present in person or by proxy at the meeting and entitled to be cast on the matter will be required to approve any other matters.

Other

UAL common stock is not convertible into, or exchangeable for, any other class or series of capital stock. Holders of common stock have no preemptive or other rights to subscribe for or purchase additional securities of UAL. UAL’s restated certificate of incorporation contains no sinking fund provisions or redemption provisions with respect to the common stock. Shares of common stock are not subject to calls or assessments. No personal liability will attach to holders under the laws of the State of Delaware (UAL’s state of incorporation) or of the State of Illinois (the state in which UAL’s principal place of business is located). There is no classification of the board of directors of UAL.

UAL common stock is subject to certain limitations on ownership and transfer. See “—Certain Limitations on Ownership and Transfer and Anti-Takeover Provisions in UAL’s Restated Certificate of Incorporation and Bylaws applicable to all UAL Capital Stock” below.

Serial Preferred Stock

Serial Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the securities.

Pursuant to Delaware law and UAL’s restated certificate of incorporation, UAL’s board of directors by resolution, and without the approval of stockholders, may establish one or more series of Serial Preferred Stock, fix the number of shares constituting such series and fix the designations and the powers, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of UAL.

Our board of directors, in approving the issuance of a series of Serial Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

•	The number of shares constituting such series and the distinctive designation of the series;

•

The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•

Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•

The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of UAL, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by UAL of the shares of the series;

•	The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•	The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

•

Any other term, condition or provision with respect to the series not inconsistent with the provisions of Article Fourth, Part I of UAL’s restated certificate of incorporation or any resolution adopted by the Board of Directors pursuant thereto.

The terms of each series of Serial Preferred Stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the Serial Preferred Stock.

Class Pilot MEC Junior Preferred Stock

UAL currently has one share of Class Pilot MEC Junior Preferred Stock outstanding, which may be held only by the United Airlines Pilots Master Executive (the “MEC”) or a duly authorized agent acting on behalf of the MEC and may only be transferred in certain limited circumstances specified in UAL’s restated certificate of incorporation.

Dividends

The holder of the Class Pilot MEC Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “—Liquidation” below.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class Pilot MEC Junior Preferred Stock, including any shares of UAL’s Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class Pilot MEC Junior Preferred Stock will be entitled to receive $0.01 for the share of Class Pilot MEC Junior Preferred Stock, but such holder shall not be entitled to any further payment.

Voting Rights

The holder of the share of Class Pilot MEC Junior Preferred Stock has the following voting rights:

(a) So long as any persons represented by the Air Line Pilots Association, International (the “ALPA”) employed by the UAL or any of its affiliates or until UAL’s collective bargaining agreement with the ALPA has been amended so that such agreement no longer provides that ALPA has the right to appoint a director of UAL, the holder of the share of Class Pilot MEC Junior Preferred Stock shall have the right (i) voting as a separate class, to elect one director to the board of directors of UAL at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders and (ii) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of UAL (other than the election of directors), except as otherwise required by law.

(b) The affirmative vote of the holder of the share of Class Pilot MEC Junior Preferred Stock, voting as a separate class, is necessary to effect any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class Pilot MEC Junior Preferred Stock.

Ranking

The Class Pilot MEC Junior Preferred Stock is deemed to rank senior to the Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.

Class IAM Junior Preferred Stock

UAL currently has one share of Class IAM Junior Preferred Stock outstanding, which may be held only by the International Association of Machinists and Aerospace Workers (the “IAM”) or a duly authorized agent acting on behalf of the IAM and may only be transferred in certain limited circumstances specified in UAL’s restated certificate of incorporation.

Dividends

The holder of the Class IAM Junior Preferred Stock is not entitled to receive dividends or other distributions, except as described under “—Liquidation” below.

Liquidation

Upon any liquidation, dissolution or winding up of UAL, after all securities ranking prior to the Class IAM Junior Preferred Stock, including any shares of UAL’s Serial Preferred Stock, have been paid in full that to which they are entitled, the holder of the Class IAM Junior Preferred Stock will be entitled to receive $0.01 for the share of Class IAM Junior Preferred Stock, but such holder shall not be entitled to any further payment.

Voting Rights

The holder of the share of Class IAM Junior Preferred Stock has the following voting rights:

(a) So long as any persons represented by the IAM employed by the UAL or any of its affiliates or until UAL’s collective bargaining agreement with the IAM has been amended so that such agreement no longer provides that IAM has the right to appoint a director of UAL, the holder of the share of Class IAM Junior Preferred Stock shall have the right (i) voting as a separate class, to elect one director to the board of directors of UAL at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders and (ii) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of UAL (other than the election of directors), except as otherwise required by law.

(b) The affirmative vote of the holder of the share of Class IAM Junior Preferred Stock, voting as a separate class, is necessary to effect any amendment, alteration or repeal (including any amendment, alteration or repeal by operation of merger or consolidation) of any of the provisions of UAL’s restated certificate of incorporation that would adversely affect the powers, preferences or special rights of the Class IAM Junior Preferred Stock.

Ranking

The Class IAM Junior Preferred Stock is deemed to rank senior to the Common Stock as to amounts distributable upon liquidation, dissolution or winding up of UAL.

Certain Limitations on Ownership and Transfer and Anti-Takeover Provisions in UAL’s Restated Certificate of Incorporation and Bylaws applicable to all UAL Capital Stock

Five-percent Ownership Limitation

UAL’s restated certificate of incorporation provides, subject to certain exceptions therein, that any attempted transfer of UAL’s securities prior to the earliest of (A) February 1, 2011, (B) the repeal, amendment or modification of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”) in such a way as to render the restrictions imposed by Section 382 no longer applicable to UAL, (C) the beginning of a taxable year of UAL in which no Tax Benefits (as defined in the restated certificate of incorporation) are available, and (D) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of UAL, would not be materially less than the net operating loss carry forward or net unrealized built-in loss of UAL (the “Restriction Release Date”), or any attempted transfer of UAL’s securities pursuant to an agreement entered into prior to the Restriction Release Date, will be prohibited and void ab initio so far as it purports to transfer ownership or rights in respect of such stock to the purported transferee (y) if the transferor is a five-percent shareholder or (z) to the extent that, as a result of such transfer either (1) any person or group of persons shall become a five-percent shareholder or (2) the percentage stock ownership interest in UAL of any five-percent shareholder shall be increased. The restated certificate of incorporation provides an exception to this limitation for securities held by the Pension Benefit Guaranty Corporation. The restated certificate of incorporation defines the term “five-percent shareholder” as a person or group of persons that is identified as a “5-percent shareholder” of UAL pursuant to Treasury Regulation § 1.382-2T(g).

Foreign Ownership Limitation

UAL’s restated certificate of incorporation limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of the outstanding equity securities.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for UAL’s board of directors to issue preferred stock with super voting, dividend or other special rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire UAL. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of UAL.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

UAL’s bylaws provide that special meetings of the stockholders may be called only by the Chief Executive Officer, the Chairman or the board, and prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

UAL’s bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations for union directors or nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide UAL with certain information. Additionally, vacancies and newly created directorships may be filled by a vote of a majority of the directors then in office, even though less than a quorum. UAL’s bylaws allow the Chairman or a director designated by the Chairman to preside at a meeting to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of UAL.

Stockholder Action by Written Consent

Pursuant to Section 228 of the Delaware General Corporation Law, or the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless UAL’s restated certificate of incorporation provides otherwise. UAL’s restated certificate of incorporation provides that any action required or permitted to be taken by UAL stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by consent in writing by such stockholders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of UAL or United. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. Any debt securities issued by United will be fully and unconditionally guaranteed by UAL. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and one or more trustees named in the prospectus supplement, or the trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, unsecured, general obligations of United or UAL and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt the issuer has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•

may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

(1) the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2) the price or prices of the debt securities of the series;

(3) any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series);

(4) the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

(5) the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;

(7) the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the issuer’s option or otherwise;

(8) whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(9) if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

(10) the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(11) the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(12) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

(13) if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(14) if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

(15) any changes or additions to the provisions of the indenture dealing with defeasance;

(16) if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

(17) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

(18) any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

(19) if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

(20) any trustee, authenticating or paying agent, transfer agent or registrar;

(21) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

(22) the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

(23) the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(24) with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

(25) any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

(1) securities in bearer form;

(2) debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

(3) debt securities with respect to which principal or interest is payable in a foreign or composite currency;

(4) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

(5) variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds which the issuer pays to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will be repaid to the issuer, and the holders of those debt securities or any related coupons will thereafter look only to the issuer for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by the issuer or through one or more agents, by the issuer or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants.

Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

Subject to the restrictions applicable to securities in bearer form described in an applicable prospectus supplement (see “Limitations on Issuance of Securities in Bearer Form” below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither the issuer, the trustee, any paying agent or registrar for such debt securities nor any agent of the issuer or the trustee will have any responsibility or liability for:

(1) any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

(2) the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

(3) any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither the issuer, the trustee, any paying agent or registrar for such debt securities or any agent of the issuer or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and the issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see “Limitation on Issuance of Securities in Bearer Form” below).

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, the issuer shall appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, the issuer will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in the issuer’s sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if the issuer so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to the issuer, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued will be issued:

(1) as securities in registered form in denominations, unless otherwise specified by the issuer, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

(2) as securities in bearer form in the denomination or denominations specified by the issuer if the debt securities are issuable as securities in bearer form; or

(3) as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities:

(1) default in any payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) failure to pay interest on any debt security of that series when such interest becomes due and payable, and such failure continues for a period of 30 days;

(3) failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

(4) failure to comply for 30 days after notice with any of the obligations in the covenants described in the prospectus supplement;

(5) failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

(6) certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

A default under clauses (4) and (5) will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the issuer) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of its officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby,

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•	reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods, of any debt security;

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•

in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	except as provided under “—Satisfaction and Discharge of the Indenture; Defeasance”, release any security or guarantee that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•

to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•

to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

•

to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•

in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “—General” above.

Mergers and Sales of Assets

The indenture provides that UAL may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than UAL) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) UAL or such successor person shall not immediately thereafter be in default under the indenture; and (c) UAL shall have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, UAL shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

The indenture also provides that, if UAL is not the issuer thereunder, the issuer may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than the issuer) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) the issuer or such successor person shall not immediately thereafter be in default under the indenture; and (c) the issuer shall have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of the issuer’s obligations by such a person in such circumstances, subject to certain exceptions, the issuer shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture shall generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we shall have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

Dividends

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or us on account of taxes.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred shares.

Limitation of Liability

The deposit agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us or it to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.

UAL may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

UAL may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights,

•	the securities for which such subscription rights are exercisable,

•	the exercise price for such subscription rights,

•	the number of such subscription rights issued to each stockholder,

•	the extent to which such subscription rights are transferable,

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

UAL may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between UAL and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements, the related financial statement schedule incorporated in this prospectus by reference from the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of UAL Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs referring to the emergence from bankruptcy, changes in accounting for share based payments and the method of accounting for and the disclosures regarding pension and postretirement benefits, (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the United Air Lines, Inc. Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to the emergence from bankruptcy, changes in accounting for share based payments and the method of accounting for and the disclosures regarding pension and postretirement benefits), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

UAL and United file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.united.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that UAL and United file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that UAL and United file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that UAL and United file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

UAL Corporation Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2007

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008
Quarter ended June 30, 2008
Quarter ended September 30, 2008

Current Reports on Form 8-K or 8-K/A (other than the portions not deemed to be filed)	Filed on November 25, 2008
Filed on October 24, 2008
Filed on October 10, 2008
Filed on September 30, 2008
Filed on September 18, 2008
Filed on August 15, 2008
Filed on June 16, 2008
Filed on June 4, 2008
Filed on May 30, 2008
Filed on May 8, 2008
Filed on May 7, 2008
Filed on February 22, 2008
Filed on January 4, 2008

Proxy Statement on Schedule 14A	Filed on April 25, 2008

Registration Statement on Form 8-A for a description of UAL’s common stock, par value $0.01 per share	Filed on February 1, 2006, including any amendments or reports filed to update such description.

United Air Lines, Inc. Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2007

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008
Quarter ended June 30, 2008
Quarter ended September 30, 2008

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: UAL Corporation, 77 West Wacker Drive, Chicago, Illinois 60601, (312) 997-8000.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that UAL and United have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus, any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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